As filed with the Securities and Exchange Commission on May 24, 2011

Registration No. 333-173459

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	5311	20-1920798
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

SEE TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON FOLLOWING PAGE

3333 Beverly Road

Hoffman Estates, IL 60179

(847) 286-2500

(Address, including zip code, and telephone number, including area code, of each of the registrants’ principal executive offices)

Dane A. Drobny, Esq.

Senior Vice President, General Counsel and Secretary

Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, IL 60179

(847) 286-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James Cole, Jr., Esq.

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

(212) 403-1000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
A&E Home Delivery, LLC *	Delaware	7299	37-1500205
A&E Lawn & Garden, LLC *	Delaware	7699	13-4275028
A&E Signature Service, LLC *	Delaware	7699	37-1500204
California Builder Appliances, Inc.*	Delaware	5722	68-0406327
Florida Builder Appliances, Inc.*	Delaware	5722	36-3619133
KLC, Inc. *	Texas	5921	75-2490839
Kmart.com LLC *	Delaware	5961	77-0529022
Kmart Corporation *	Michigan	5331	38-0729500
Kmart Holding Corporation *	Delaware	5331	32-0073116
Kmart of Michigan, Inc. *	Michigan	5331	38-3551696
Kmart of Washington LLC *	Washington	5331	61-1448898
Kmart Stores of Illinois LLC *	Illinois	5331	61-1448897
Kmart Stores of Texas LLC *	Texas	5331	61-1448915
Lands’ End Direct Merchants, Inc.*	Delaware	5699	39-1934877
Lands’ End, Inc.*	Delaware	5961	36-2512786
MyGofer LLC *	Delaware	5961	26-4005531
Private Brands, Ltd. *	Delaware	5014	55-0544022
Sears Authorized Hometown Stores, LLC *	Delaware	5991	26-2779641
Sears Brands Management Corporation *	Delaware	5991	36-2555365
Sears Holdings Management Corporation *	Delaware	7389	20-3592148
Sears Home Appliance Showrooms, LLC *	Delaware	5722	26-4678499
Sears Home Improvement Products, Inc.*	Pennsylvania	1521	25-1698591
Sears Outlet Stores, L.L.C.*	Delaware	5722	26-2779573
Sears Protection Company *	Illinois	7299	36-4471250
Sears Protection Company (Florida), L.L.C.*	Florida	7299	20-0224239
Sears Roebuck Acceptance Corp.*	Delaware	6153	51-0080535
Sears, Roebuck and Co. *	New York	5311	36-1750680
Sears, Roebuck de Puerto Rico, Inc.*	Delaware	5311	66-0233626
SOE, Inc.*	Delaware	5722	83-0399616
StarWest, LLC *	Delaware	5722	37-1495379

*	All subsidiary guarantor registrants have the following mailing address:

c/o Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, IL 60179

(847) 286-2500

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 24, 2011

PROSPECTUS

$1,000,000,000

Sears Holdings Corporation

OFFER TO EXCHANGE

6  5/8% SENIOR SECURED NOTES DUE 2018

REGISTERED UNDER THE SECURITIES ACT

FOR

A LIKE PRINCIPAL AMOUNT OF

6 5/8% SENIOR SECURED NOTES DUE 2018

Sears Holdings Corporation is offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange an aggregate principal amount of up to $1,000,000,000 of our 6 5/8% senior secured notes due 2018 (which we refer to as the “exchange notes”) for an equal principal amount of our outstanding 6 5/8% senior secured notes due 2018. When we refer to “old notes,” we are referring to the outstanding 6 5/8% senior secured notes due 2018. The exchange notes will represent the same debt as the old notes, and we will issue the exchange notes under the same indenture as the old notes.

The exchange offer expires at 5:00 p.m., New York City time,

on                 , 2011, unless extended.

Terms of the Exchange Offer

•

We are offering to exchange up to $1,000,000,000 aggregate principal amount of the exchange notes for an equal principal amount of the old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

•

The terms of the exchange notes are identical in all material respects (including principal amount, interest rate, maturity and redemption rights) to the old notes for which they may be exchanged, except that the exchange notes generally will not be subject to transfer restrictions or be entitled to registration rights, and the exchange notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

•

Certain of our subsidiaries will guarantee our obligations under the exchange notes, including the payment of principal of, premium, if any, and interest on the notes. These guarantees of the exchange notes will be senior secured obligations of the subsidiary guarantors. Additional subsidiaries will be required to guarantee the exchange notes, and the guarantees of the subsidiary guarantors will terminate, in each case in the circumstances described under “Description of the Exchange Notes — Subsidiary Guarantees.”

•

The exchange of old notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See the discussion under the caption “Certain U.S. Federal Income Tax Considerations.”

•	There is no existing market for the exchange notes to be issued, and we do not intend to apply for listing or quotation on any securities exchange or market.

See “Risk Factors” beginning on page 13 for a discussion of the factors you should consider in connection with the exchange offer.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any broker-dealer for use in connection with any such resale until the earlier of 45 days from the date on which the registration statement containing this prospectus is declared effective and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See “Plan of Distribution.”

The date of this prospectus is                     , 2011.

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Unless otherwise indicated or required by the context, in this prospectus, the terms “we,” “our,” “us” and the “Company” refer to Sears Holdings Corporation and all of its subsidiaries that are consolidated under Generally Accepted Accounting Principles (“GAAP”), and the term “Holdings” refers to Sears Holdings Corporation and not to any of its subsidiaries. In this prospectus, the term “notes” refers to the old notes and the exchange notes collectively.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date printed on the front of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important business and financial information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the later of (a) the completion or termination of the exchange offer and (b) if the exchange offer is completed, the termination of the period of time described under ”Plan of Distribution” during which we have agreed to make available this prospectus to broker-dealers in connection with certain resales of the exchange notes:

•	Annual Report on Form 10-K for the year ended January 29, 2011;

•	Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2011; and

•	Current Reports on Form 8-K filed on February 25, 2011, April 8, 2011 and May 20, 2011.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, IL 60179

Attn: Senior Vice President, General Counsel and Corporate Secretary

(847) 286-2500

To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than                 , 2011. In the event that we extend the exchange offer, you must submit your request at least five business days before the expiration date of the exchange offer, as extended. We may extend the exchange offer in our sole discretion. See “Exchange Offer” for more detailed information.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act that registers the exchange notes that will be offered in exchange for the old notes. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the exchange notes. The rules and regulations of the SEC allow us to omit from this document certain information included in the registration statement.

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We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our corporate website at www.searsholdings.com.

WEBSITES

The information contained on or that can be accessed through any of our websites is not incorporated in, and is not part of, this prospectus, and you should not rely on any such information in connection with your decision to participate in the exchange offer.

FORWARD-LOOKING STATEMENTS

From time to time, including in this prospectus, in the documents incorporated by reference and in other written reports and oral statements, we make “forward-looking statements” within the meaning of federal and state securities laws. Disclosures that use words such as the Company “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “forecasts,” “is likely to” and similar expressions or future or conditional verbs such as “will,” “may” and “could” are generally forward-looking in nature and not historical facts and are intended to identify forward-looking statements. These forward-looking statements reflect our current beliefs and expectations and are based upon data available to us at the time the statements are made. Such statements are subject to certain risks and uncertainties that could cause actual results, performance or achievements to differ materially from expectations. These risks, as well as other risks and uncertainties, are detailed in reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC as well as the section titled “Risk Factors” in this prospectus. Forward-looking statements made in this prospectus speak as of the date hereof. We are not under any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:

•	our ability to offer merchandise and services that our customers want, including our proprietary brand products;

•	our ability to successfully implement initiatives to improve inventory management and other capabilities;

•	competitive conditions in the retail and related services industries;

•

worldwide economic conditions and business uncertainty, the availability of consumer and commercial credit, changes in consumer confidence, tastes, preferences and spending, and changes in vendor relationships;

•	the impact of seasonal buying patterns, including seasonal fluctuations due to weather conditions, which are difficult to forecast with certainty;

•	our dependence on sources outside the United States for significant amounts of our merchandise;

•	our extensive reliance on computer systems to process transactions, summarize results and manage our business;

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•	our reliance on third parties to provide us with services in connection with the administration of certain aspects of our business;

•	impairment charges for goodwill and intangible assets or fixed-asset impairment for long-lived assets;

•	our ability to properly implement and realize the expected benefits from our organizational structure and operating model;

•	our ability to attract, motivate and retain key executives and other associates;

•

the outcome of pending and/or future legal proceedings, including product liability claims and bankruptcy claims, including proceedings with respect to which the parties have reached a preliminary settlement; and

•	the timing and amount of required pension plan funding.

-iv-

SUMMARY

This summary contains basic information about our company and the exchange offer. It may not contain all of the information that may be important to you. Investors should carefully read this entire prospectus, including the information set forth under “Risk Factors” and in our consolidated financial statements and the related notes thereto.

The Company

Sears Holdings Corporation is the parent company of Kmart Holding Corporation, which we refer to as “Kmart,” and Sears, Roebuck and Co., which we refer to as “Sears.” Holdings was formed as a Delaware corporation in 2004 in connection with the merger of Kmart and Sears. The merger, completed on March 24, 2005, combined two of America’s oldest existing retail entities, both with origins dating to the late 1800s. We are a broadline retailer with 2,190 full-line and 1,358 specialty retail stores in the United States operating through Kmart and Sears and 487 full-line and specialty retail stores in Canada operating through Sears Canada Inc., a 92%-owned subsidiary, which we refer to as “Sears Canada.” For fiscal year 2010, our revenue and net income were $43,326 million and $133 million, respectively. For the 13 weeks ended April 30, 2011, our revenue and net loss were $9,705 million and $170 million, respectively. Our common stock is traded on the NASDAQ Stock Market under the symbol SHLD and as of April 30, 2011, we had an equity market capitalization of approximately $9.3 billion. Inventory and credit card receivables held by the guarantors of the notes were $8,922 million at April 30, 2011.

Our executive offices are located at 3333 Beverly Road, Hoffman Estates, IL 60179, and our telephone number at that location is (847) 286-2500. Our website address is www.searsholdings.com.

Summary Terms of the Exchange Offer

The following is a brief summary of the terms of the exchange offer. For a more complete description of the exchange offer, see “Exchange Offer.” In this section “Holdings,” the “Company,” “we,” “our,” or “us” refer only to Sears Holdings Corporation, a Delaware corporation, and not to any of its subsidiaries.

The Exchange Offer	We are offering to exchange up to $1,000,000,000 in aggregate principal amount of our 6 5/8% senior secured notes due 2018, which we refer to in this prospectus as the “exchange notes,” for an equal principal amount of the old notes.

Old notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Exchange notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

The exchange notes have been registered under the Securities Act. The terms of the exchange notes are identical in all material respects to the terms of the old notes, except that the exchange notes are registered under the Securities Act and are generally not subject to transfer restrictions, bear a different CUSIP number, are not entitled to registration rights and do not have the right to earn additional interest under circumstances relating to our registration obligations.

Subject to the terms of the exchange offer, we will exchange the exchange notes for all of the old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

Expiration of the Exchange Offer; Withdrawal of Tender	The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, or a later date and time to which we may extend it. We do not currently intend to extend the expiration of the exchange offer. You may withdraw your tender of old notes in the exchange offer at any time before the expiration of the exchange offer. Any old notes not accepted for exchange for any reason will be returned without expense to you promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange. The exchange offer is subject to customary conditions, which we may waive. See “Exchange Offer — Conditions” for more information regarding the conditions to the exchange offer.
Procedures for Tendering Notes

To tender old notes held in book-entry form through The Depository Trust Company, or “DTC,” you must transfer your old notes into the exchange agent’s account in accordance with DTC’s Automated Tender Offer Program, or “ATOP” system. In lieu of delivering a letter of transmittal to the exchange agent, a computer-generated message, in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, must be transmitted by DTC on behalf of a holder and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. In all other cases, a letter of transmittal must be manually executed and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date.

By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are acquiring the exchange notes in the ordinary course of your business;

•

you are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person or entity to participate in, a distribution of the exchange notes (within the meaning of the Securities Act);

•	you are not our “affiliate” (as defined in Rule 405 under the Securities Act); and

•

if you are a broker-dealer registered under the Exchange Act, you are participating in the exchange offer for your own account and are exchanging old notes acquired as a result of market-making activities or other trading activities, you have not entered into any arrangement or understanding with the Company or any affiliate of the Company to distribute the exchange notes, and you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you want to tender old notes in the exchange offer, you should contact the registered owner promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. See “Exchange Offer — Procedures for Tendering.”

Guaranteed Delivery Procedures	If you wish to tender your old notes, and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your old notes under the procedures described under “Exchange Offer — Guaranteed Delivery Procedures.”

Consequences of Failure to Exchange

Any old notes that are not tendered in the exchange offer, or that are not accepted in the exchange, will remain subject to restrictions on transfer. Since the old notes have not been registered under the U.S. federal securities laws, you will not be able to offer or sell the old notes except under an exemption from the requirements of the Securities Act or unless the old notes are registered under the Securities Act. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the old notes under the U.S. federal securities laws. See “Exchange Offer — Consequences of Failure to Tender.”

Certain U.S. Federal Income Tax Considerations	The exchange of old notes for exchange notes in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Transferability	Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes will generally be freely transferable by holders after the exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act (subject to certain representations required to be made by each holder of old notes, as set forth under “Exchange Offer — Procedures for Tendering”). However, any holder of old notes who:

•	is one of our “affiliates” (as defined in Rule 405 under the Securities Act),

•	does not acquire the exchange notes in the ordinary course of business,

•	distributes, intends to distribute, or has an arrangement or understanding with any person or entity to distribute the exchange notes as part of the exchange offer, or

•	is a broker-dealer who purchased old notes from us in the initial offering of the old notes for resale pursuant to Rule 144A or any other available exemption under the Securities Act,

will not be able to rely on the interpretations of the staff of the SEC, will not be permitted to tender old notes in the exchange offer and, in the absence of any exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Our belief is based on SEC interpretations given to other, unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to our exchange offer. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

Each broker-dealer that receives exchange notes for its own account under the exchange offer in exchange for old notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. See “Plan of Distribution.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer.

Exchange Agent	Wells Fargo Bank, National Association, is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth under “Exchange Offer — Exchange Agent.”

Summary Terms of the Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes. In this section “Holdings,” the “Issuer,” the “Company,” “we,” “our,” or “us” refer only to Sears Holdings Corporation, a Delaware corporation, and not to any of its subsidiaries.

The exchange notes will be identical in all material respects to the old notes for which they have been exchanged, except:

•

the offer and sale of the exchange notes will have been registered under the Securities Act, will not bear any legend restricting their transfer and generally will not be subject to restrictions on transfer,

•	the exchange notes will bear a different CUSIP number from the old notes,

•	the exchange notes will not be entitled to registration rights, and

•	the holders of the exchange notes will not have the right to earn additional interest under circumstances relating to our registration obligations.
Issuer	Sears Holdings Corporation

Guarantors	The exchange notes will initially be fully and unconditionally guaranteed on a senior secured basis by all of our wholly owned domestic subsidiaries that are borrowers or guarantors under our existing senior secured revolving credit facility and in the future will be guaranteed by all of our future wholly owned domestic subsidiaries that own significant amounts of inventory or credit card receivables and have incurred material indebtedness for borrowed money (the “Subsidiary Guarantors”). Orchard Supply Hardware Stores Corporation and Sears Canada and their subsidiaries will not be guarantors of the exchange notes. The guarantees of the Subsidiary Guarantors with respect to the exchange notes will terminate, in each case in the circumstances set forth under “Description of the Exchange Notes — Subsidiary Guarantees.”

Exchange Notes Offered	$1,000,000,000 aggregate principal amount of 6 5/8% senior secured notes due 2018.

Maturity	The exchange notes will mature on October 15, 2018.

Interest Rates	The exchange notes will accrue interest at 6 5/8% per annum, payable semiannually in cash in arrears on April 15 and October 15 of each year, commencing on October 15, 2011.

Ranking	The exchange notes will be our senior secured obligations and will:

•	rank equally in right of payment with all our other senior indebtedness from time to time outstanding;

•	rank senior in right of payment to our future indebtedness, if any, from time to time outstanding that is expressly subordinated to the exchange notes;

•

rank effectively junior to all of our secured indebtedness, from time to time outstanding, that is secured by a lien on assets other than the collateral for the exchange notes or by a lien on such collateral ranking prior to the lien on the collateral securing the exchange notes, including our guarantee of the indebtedness under our existing senior secured revolving credit facility, in each case, to the extent of the value of the collateral securing such indebtedness;

•	rank effectively senior to all of our unsecured indebtedness to the extent of the value of the exchange notes’ security interest in the collateral owned by us; and

•	rank effectively junior to all indebtedness and liabilities of our subsidiaries that will not guarantee the exchange notes to the extent of the value of such subsidiaries.

The guarantees will be the Subsidiary Guarantors’ senior secured obligations and will:

•	rank equally in right of payment with all other senior indebtedness of such Subsidiary Guarantor from time to time outstanding;

•	rank senior in right of payment to any future indebtedness, if any, of such Subsidiary Guarantor from time to time outstanding that is expressly subordinated to such Subsidiary Guarantor’s guarantee;

•

rank effectively junior to all of such Subsidiary Guarantor’s secured indebtedness, from time to time outstanding, that is secured by a lien on assets other than the collateral for the exchange notes or by a lien on such collateral ranking prior to the lien on the collateral securing the exchange notes, including such Subsidiary Guarantor’s obligations under our existing senior secured revolving credit facility, in each case, to the extent of the value of the collateral of such Subsidiary Guarantor securing such indebtedness; and

•

rank effectively senior to all unsecured indebtedness of such Subsidiary Guarantor to the extent of the value of the collateral of such Subsidiary Guarantor securing the exchange notes after satisfaction of any senior liens on such collateral.

Security

The exchange notes and the guarantees will, subject to permitted liens, be secured by a lien on certain assets owned by the Company and the Subsidiary Guarantors, which lien shall, subject to an intercreditor agreement, be junior in priority to the lien that secures the obligations under our existing senior secured revolving credit facility and obligations under certain banking and cash management arrangements, as well as certain other first priority lien obligations. The lenders under our existing senior secured revolving credit facility, and their affiliates that provide banking and cash management arrangements to the Company and the Subsidiary Guarantors, benefit from first priority liens on the collateral. Under the security and pledge agreements, the Company and the Subsidiary Guarantors will grant security interests in the following assets: (1) credit card accounts receivable, chattel paper and instruments, in each case relating to credit card accounts receivable, inventory and books and records pertaining to the foregoing and (2) all proceeds and products of the foregoing. For more details, see “Description of the Exchange Notes — Security.”

The value of the collateral securing the exchange notes at any time will depend on market and other economic conditions. The liens on the collateral may be released without the consent of the holders of exchange notes if collateral is disposed of in a transaction that complies with the indenture governing the notes and related security documents or in accordance with the provisions of an intercreditor agreement with the collateral agent under our existing senior secured revolving credit facility. Pursuant to the intercreditor agreement, the liens securing the exchange notes may not be enforced at any time when first priority lien obligations are outstanding, except for certain limited exceptions. The holders of the first priority lien obligations will receive all proceeds from any realization of the collateral or from the proceeds thereof in any insolvency or liquidation proceeding, in each case, until the first priority lien obligations are paid in full. See “Risk Factors — Risks Related to the Exchange Notes — It may be difficult to realize the value of the collateral securing the exchange notes” and “Description of the Exchange Notes — Security” and “— Intercreditor Agreement.”

Optional Redemption by Holdings	We may redeem the notes, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to the redemption date and a “make-whole” premium, as described under the heading “Description of the Exchange Notes — Optional Redemption.”

Change of Control	If we experience a change of control triggering event, we must offer to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest. For more details, see “Description of the Exchange Notes — Change of Control.”

Collateral Coverage Offer	If a collateral coverage event occurs, we must offer to purchase an amount of notes sufficient to cure the collateral coverage shortfall at 101% of their principal amount, plus accrued and unpaid interest. For more details, see “Description of the Exchange Notes — Collateral Coverage Offer.”

Certain Covenants	The indenture governing the notes contains covenants that limit, among other things, our ability and our restricted subsidiaries’ ability to:

•	create liens,

•	enter into sale and leaseback transactions, and

•	merge or consolidate, or sell, transfer, lease or dispose of substantially all of our assets.

However, these covenants are subject to certain important qualifications and limitations described under the heading “Description of the Exchange Notes — Certain Covenants.”

Form and Denominations	We will issue the exchange notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each of the exchange notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, or DTC. You will hold a beneficial interest in one or more of the exchange notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest in their books. Except under limited circumstances, we will not issue certificated exchange notes.

Absence of an Established Market for the Exchange Notes	The exchange notes generally are freely transferable but are also new securities for which there is not initially a market. We do not intend to list the exchange notes on any exchange or to maintain a trading market for them. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes.

Risk Factors	See “Risk Factors” for an explanation of certain risks you should consider before deciding to exchange your old notes for exchange notes.

SELECTED FINANCIAL DATA

The following table sets forth certain of our historical financial data. The consolidated balance sheet data as of January 29, 2011 and January 30, 2010 and the consolidated statements of income and cash flow data for each of the three fiscal years in the period ended January 29, 2011 have been derived from our consolidated financial statements, which have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, and are included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2011, which is incorporated by reference in this prospectus (“2010 Form 10-K”). The consolidated balance sheet data as of January 31, 2009, February 2, 2008 and February 3, 2007 and the consolidated statements of income and cash flow data for each of the two fiscal years in the period ended February 2, 2008 have been derived from our consolidated financial statements included in our Annual Reports on Form 10-K for the fiscal years ended February 2, 2008 and January 31, 2009. The unaudited consolidated balance sheet data as of April 30, 2011 and May 1, 2010 and the unaudited consolidated statements of operation and cash flow data for the 13 week periods ended April 30, 2011 and May 1, 2010, have been derived from our unaudited consolidated financial statements in our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2011.

You should read the following information together with our consolidated financial statements and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2010 Form 10-K and our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2011. The following information should also be read in conjunction with the information under the caption “Risk Factors” contained herein and incorporated by reference herein from our 2010 Form 10-K.

	Fiscal Year Ended					13 Weeks Ended
dollars in millions, except per share and store data	Feb. 3, 2007(1)	Feb. 2, 2008	Jan. 31, 2009	Jan. 30, 2010	Jan. 29, 2011	Apr. 30, 2011	May 1, 2010
Summary of Operations
Total revenues(2)	$53,016	$50,703	$46,770	$44,043	$43,326	$9,705	$10,046
Domestic comparable sales %	(3.7)%	(4.3)%	(8.0)%	(5.1)%	(1.6)%	(3.6)%	1.5%
Net income (loss) attributable to Holdings’ shareholders(3)	1,492	826	53	235	133	(170)	16
Per Common Share
Basic:
Net income (loss) attributable to Holdings’ shareholders	$9.59	$5.71	$0.42	$1.99	$1.19	$(1.58)	$0.14
Diluted:
Net income (loss) attributable to Holdings’ shareholders	$9.58	$5.70	$0.42	$1.99	$1.19	$(1.58)	$0.14
Holdings’ book value per common share	$82.60	$80.59	$76.91	$79.21	$78.19	$77.98	$77.83
Financial Data
Total assets	$29,906	$27,397	$25,342	$24,808	$24,268	$24,639	$25,417
Long-term debt	2,109	1,922	1,527	1,123	2,130	1,936	825
Long-term capital lease obligations	734	684	605	575	533	524	566
Capital expenditures	508	570	497	361	441	109	95
Number of stores	3,820	3,876	3,948	3,950	4,038	4,035	3,965

(1)

During the fourth quarter of the fiscal year ended February 3, 2007, Sears Canada changed its year end from the Saturday nearest December 31st to the Saturday nearest January 31st. This change was retrospectively applied to prior year amounts reported in the Feb. 3, 2007 column as required by accounting standards for reporting changes in accounting.

(2)

We follow a retail-based financial reporting calendar. Unless otherwise stated, references to years in this Form S-4 relate to fiscal years rather than to calendar years. Fiscal years 2010, 2009, 2008, 2007 and 2006 ended on January 29, 2011, January 30, 2010, January 31, 2009, February 2, 2008 and February 3, 2007, respectively. Our results for fiscal 2006 contained 53 weeks whereas fiscal years 2007, 2008, 2009 and 2010 contained 52 weeks.

(3)

The periods presented were impacted by certain significant items, which affected the comparability of amounts reflected in the above selected financial data. For fiscal years 2010, 2009 and 2008, these significant items are discussed within Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our 2010 Form 10-K. Fiscal 2007 results include the impact of a $14 million loss derived from our investments in total return swaps, a $27 million curtailment gain recorded in connection with changes made to Sears Canada’s benefit plans and a $19 million gain related to insurance recoveries for certain Sears Domestic properties damaged by hurricanes during 2005. Fiscal 2006 results include the impact of a $74 million gain derived from our investments in total return swaps, $36 million related to the June 2006 settlement of Visa/MasterCard antitrust litigation, a tax benefit of $31 million related to the resolution of certain income tax matters, restructuring charges of $28 million, a $41 million gain on the sale of Kmart’s former headquarters building, and a charge of $74 million related to an unfavorable verdict in connection with a legal settlement.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. Earnings included in the calculation of this ratio consist of income before income taxes and noncontrolling interest plus fixed charges. Fixed charges included in the calculation of this ratio consist of interest expense, including amortization of debt discounts and issuance costs, and the imputed interest component of rental expense.

Fiscal Year Ended
	Feb. 3, 2007	Feb. 2, 2008	Jan. 31, 2009	Jan. 30, 2010	Jan. 29, 2011
Ratio of earnings to fixed charges	5.28x	3.71x	1.34x	1.82x	1.32x

RISK FACTORS

You should carefully consider various risks, including those described below and all of the information about risks included in the documents incorporated by reference in this prospectus, including under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 29, 2011. The risks set out below are not the only risks we face. If any of the following risks occurs, our business, financial condition and results of operations could be materially adversely affected. In such case, you may lose all or part of your investment.

Risks Related to the Exchange Notes

The lien on the collateral securing the notes is junior and subordinate to the lien on the collateral securing our existing senior secured revolving credit facility and certain other first lien obligations.

The notes are secured by liens granted by us and the initial Subsidiary Guarantors and any future Subsidiary Guarantor on certain of our assets and certain of the assets of the Subsidiary Guarantors. Such liens are subject to an intercreditor agreement pursuant to which they are subordinated to the liens that secure obligations under our existing senior secured revolving credit facility (including future advances under our existing senior secured revolving credit facility) and certain of our banking and cash management obligations. The liens securing the notes are also subject to certain permitted liens and encumbrances described under “Description of Exchange Notes” below, which may include additional first lien obligations under the intercreditor agreement or pursuant to an additional intercreditor agreement. The lenders under our first lien obligations, which currently consist of our existing senior secured revolving credit facility and holders of certain of our banking and cash management obligations, will be entitled to receive all proceeds from the realization of the collateral under certain circumstances, including upon default in payment on, or the acceleration of, any obligations under our existing senior secured revolving credit facility, or in the event of our, or any of our Subsidiary Guarantors’, bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding, to repay such obligations in full before the holders of the notes will be entitled to any recovery from such collateral. In addition, the indenture governing the notes permits us and the Subsidiary Guarantors to create additional liens on the collateral under specified circumstances, which will be senior to the liens securing the notes pursuant to the intercreditor agreement. Any obligations secured by such liens may further limit the recovery from the realization of the collateral available to satisfy holders of the notes.

The collateral securing the notes may be diluted under certain circumstances.

The indenture governing the notes permits us and the Subsidiary Guarantors to incur, subject to certain limitations, additional indebtedness secured by liens on the collateral that rank pari passu with the liens securing the notes in accordance with the intercreditor agreement, including additional notes under the indenture. The rights of holders of the notes to the collateral would be diluted by any increase in indebtedness secured by the collateral.

Holders of the notes will not control decisions regarding collateral.

The lenders under our existing senior secured revolving credit facility and the other holders of our first lien obligations will control substantially all matters related to the collateral pursuant to the terms of the intercreditor agreement upon the occurrence of an event of default under our existing senior secured revolving credit facility, irrespective of whether a default has occurred under the indenture governing the notes. Pursuant to the intercreditor agreement governing the priority of the liens securing the notes, the holders of first lien obligations, or their agent, may dispose of, release, or foreclose on, or take other actions with respect to, the collateral with which holders of the notes may disagree or that may be contrary to the interests of holders of the notes, even after a default under the notes. To the extent collateral is released from securing the first lien obligations, the liens securing the notes will also be released. The intercreditor agreement prohibits junior lienholders from foreclosing on the collateral until payment in full of the first lien obligations. We cannot assure you that in the event of a foreclosure by the holders of the senior lien obligations, the proceeds from the sale of collateral would be sufficient to satisfy all or any of the amounts outstanding under the notes after payment in full of the obligations secured by senior liens on the collateral.

It may be difficult to realize the value of the collateral securing the notes.

The collateral securing the notes is subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be permitted under the indenture governing the notes. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the notes as well as the ability of the first lien agent and/or the collateral agent for the holders of the notes to realize on such collateral.

The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the collateral as of the date of this document exceeds the principal amount of the debt secured thereby. The value of the assets pledged as collateral for the notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition, unforeseen liabilities and other future events. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the notes after satisfaction of the first priority obligations. Any claim for the difference between the amount, if any, realized by holders of the notes from the sale of the collateral securing the notes and the obligations under the notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables. Additionally, in the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the notes and all other senior secured obligations, interest may cease to accrue on the notes from and after the date the bankruptcy petition is filed.

In the future, the obligation to grant additional security over assets, or a particular type or class of assets, whether as a result of the acquisition or creation of future assets or subsidiaries or otherwise, is subject to the provisions of the intercreditor agreement. The intercreditor agreement sets out a number of limitations on the rights of the holders of the notes to require security in certain circumstances, which may result in, among other things, the amount recoverable under any security provided by any subsidiary being limited and/or security not being granted over a particular type or class of assets. Accordingly, this may affect the value of the security provided by us and our subsidiaries. Furthermore, upon enforcement against any collateral or in insolvency, under the terms of the intercreditor agreement the claims of the holders of the notes to the proceeds of such enforcement will rank behind the claims of the holders of obligations under our existing senior secured revolving credit facility, which are first priority lien obligations, and holders of additional secured indebtedness (to the extent permitted to have priority by the indenture governing the notes).

The security interest of the collateral agent will be subject to practical problems generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of a third party to obtain access to collateral or enforce a security interest in a contract. We cannot assure you that the collateral agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the collateral agent may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

Bankruptcy laws may limit your ability to realize value from the collateral.

The right of the collateral agent to repossess and dispose of the collateral upon the occurrence of an event of default under the indenture governing the notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the collateral agent repossessed and disposed of the collateral. Upon the commencement of a case under the bankruptcy code, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval, which may not be given. Moreover, the bankruptcy code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments; provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case.

In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary power of a bankruptcy court, it is impossible to predict:

•	how long payments on the notes could be delayed following commencement of a bankruptcy case and whether interest on the notes would accrue and/or be paid following commencement of a bankruptcy case;

•	whether or when the collateral agent could repossess or dispose of the collateral;

•	the value of the collateral at the time of the bankruptcy petition; and

•	whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

In addition, the intercreditor agreement provides that, in the event of a bankruptcy, the trustee and the second lien collateral agent may not object to a number of important matters following the filing of a bankruptcy petition so long as any first priority lien obligations are outstanding and the holders of such obligations consent to such matters. After such a filing, the value of the collateral securing the notes could materially deteriorate and the holders of the notes would be unable to raise an objection. The right of the holders of obligations secured by liens on the collateral to foreclose upon and sell the collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding.

Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court. Furthermore, in the event a bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due on first priority lien debt and, thereafter, the notes, the holders of the notes would hold a secured claim only to the extent of the value of the collateral to which the holders of the notes are entitled and unsecured claims with respect to any shortfall. The bankruptcy code only permits the payment and accrual of post-petition interest, costs and attorney’s fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of its collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral.

A court could void our subsidiaries’ guarantees of the notes under fraudulent transfer laws.

Although the guarantees provide you with a direct claim against the assets of the Subsidiary Guarantors, under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims with respect to a guarantee could be subordinated to all other debts of that Subsidiary Guarantor. In addition, a bankruptcy court could void (i.e., cancel) any payments by that Subsidiary Guarantor pursuant to its guarantee and require those payments to be returned to the Subsidiary Guarantor or to a fund for the benefit of the other creditors of the Subsidiary Guarantor. Each guarantee contains a provision intended to limit the Subsidiary Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may eliminate the Subsidiary Guarantor’s obligations or reduce the Subsidiary Guarantor’s obligations to an amount that effectively makes the guarantee worthless.

The bankruptcy court might take these actions if it found, among other things, that when a Subsidiary Guarantor executed its guarantee (or, in some jurisdictions, when it became obligated to make payments under its guarantee):

•	such Subsidiary Guarantor received less than reasonably equivalent value or fair consideration for the incurrence of its guarantee; and

•	such Subsidiary Guarantor:

•	was (or was rendered) insolvent by the incurrence of the guarantee;

•	was engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital to carry on its business;

•	intended to incur, or believed that it would incur, obligations beyond its ability to pay as those obligations matured; or

•	was a defendant in an action for money damages, or had a judgment for money damages docketed against it and, in either case, after final judgment, the judgment was unsatisfied.

A bankruptcy court would likely find that a Subsidiary Guarantor received less than fair consideration or reasonably equivalent value for its guarantee to the extent that it did not receive direct or indirect benefit from the issuance of the notes. A bankruptcy court could also void a guarantee if it found that the subsidiary issued its guarantee with actual intent to hinder, delay or defraud creditors.

Although courts in different jurisdictions measure solvency differently, in general, an entity would be deemed insolvent if the sum of its debts, including contingent and unliquidated debts, exceeds the fair value of its assets, or if the present fair salable value of its assets is less than the amount that would be required to pay the expected liability on its debts, including contingent and unliquidated debts, as they become due.

If a court voided a guarantee, it could require that noteholders return any amounts previously paid under such guarantee. If any guarantee were voided, noteholders would retain their rights against us and any other Subsidiary Guarantors, although there is no assurance that those entities’ assets would be sufficient to pay the notes in full.

Any future pledge of collateral might be avoidable in bankruptcy.

Any future pledge of collateral in favor of the collateral agent, including pursuant to security documents delivered after the date of the indenture governing the notes, might be avoidable by the pledgor (as debtor-in-possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge or, in certain circumstances, a longer period.

The collateral is subject to casualty risks.

We maintain what we have determined to be adequate insurance against hazards to the extent insured against by corporations operating businesses of a similar nature in the same or similar localities. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. If there is a total or partial loss of any of the pledged collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the notes.

Repayment of our debt, including the notes, is dependent on cash flow generated by our subsidiaries.

Sears Holdings Corporation is a holding company with no material assets other than the equity interests of its subsidiaries. Our subsidiaries conduct substantially all of our operations and own substantially all of our assets. Repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. Our subsidiaries may not be able, or be permitted, to make distributions to enable us to make payments in respect of our indebtedness, including the notes. The indenture governing the notes does not place any limits on the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

The notes will be effectively subordinated to the claims of the creditors of our non-guarantor subsidiaries.

We conduct a substantial portion of our business through our subsidiaries. Certain of our subsidiaries will not guarantee the notes, including Orchard Supply Hardware Stores Corporation and Sears Canada Inc. and their respective subsidiaries. Claims of creditors of our non-guarantor subsidiaries, including trade creditors, will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of Holdings, including holders of the notes. The indenture governing the notes does not prohibit the incurrence of additional indebtedness by our non-guarantor subsidiaries in the future.

We may be unable to purchase the notes upon a change of control triggering event or a collateral coverage event.

Upon the occurrence of a change of control triggering event or a collateral coverage event, each as defined in the indenture governing the notes, we will be required to offer to purchase (x) in the case of a change of control triggering event, all of the notes and (y) in the case of a collateral coverage event, a principal amount of notes necessary to cure the collateral coverage shortfall, in each case, at a price equal to 101% of the principal amount of the notes, plus accrued interest and additional interest, if any. A change of control will constitute an event of default under our existing senior secured revolving credit facility that permits the lenders to accelerate the maturity of the borrowings thereunder and may trigger similar rights under our other indebtedness then outstanding and may therefore effectively prohibit us from repurchasing any notes. The failure to repurchase the notes would result in an event of default under the notes. In the event of a change of control triggering event or a collateral coverage event, we may not have sufficient funds to purchase the requisite amount of the notes and to repay the amounts outstanding under our existing senior secured revolving credit facility or other indebtedness.

The covenants relating to the notes are limited and do not restrict our ability to incur additional debt, repurchase our equity or to take other actions that could negatively impact holders of the notes.

The covenants in the indenture governing the notes are limited. We are not restricted under the terms of the indenture or the notes from incurring additional indebtedness, and under specified circumstances, we may create additional liens. In particular, the indenture contains no limitations on our ability to incur indebtedness, pay dividends or repurchase our equity interests or, prior to the occurrence of a “Fall-Away Event” (as defined in the “Certain Definitions” section of the “Description of the Exchange Notes”), grant liens on any of our assets other than the collateral. Our total debt (total debt includes short-term borrowings, current portion of long-term debt and capitalized lease obligations and long-term debt and capitalized lease obligations) as of April 30, 2011 was approximately $3.6 billion. In addition as of April 30, 2011, we had $501 million of borrowings and $234 million of letters of credit outstanding under our senior secured revolving credit facilities and our availability was $2.540 billion. Additional indebtedness and, generally, our ability to recapitalize, incur additional debt, secure existing or future debt and take a number of other actions that are not limited by the terms of the indenture and the notes could have important consequences for you. For example, it could:

•	make it difficult for us to satisfy our obligations with respect to the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•

require us to dedicate a portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

•	make it difficult for us to optimally capitalize and manage the cash flow for our businesses;

•	limit our flexibility in planning for, or reacting to, changes in our businesses and the markets in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds.

In addition, it is possible that we may need to incur additional indebtedness in the future in the ordinary course of business or otherwise. Furthermore, if future debt financing is not available to us when required or is not available on acceptable terms, we may be unable to grow our business, take advantage of business opportunities, respond to competitive pressures or refinance maturing debt, any of which could have a material and adverse effect on our operating results and financial condition.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

The exchange notes will constitute a new issue of securities for which there is no established trading market. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for a quotation on any automated dealer quotation systems. The initial purchasers of the old notes have advised us that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the exchange notes and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	the number of holders of exchange notes,

•	our operating performance and financial condition,

•	the market for similar securities,

•	the interest of securities dealers in making a market in the exchange notes, and

•	prevailing interest rates.

Historically, the market for debt securities similar to the exchange notes has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your exchange notes. Therefore, we cannot assure you that you will be able to sell your exchange notes at a particular time or that the price you receive when you sell will be favorable.

You may not receive the exchange notes in the exchange offer if the exchange offer procedures are not properly followed.

We will issue the exchange notes in exchange for your old notes only if you properly tender the old notes before expiration of the exchange offer. Neither we nor the exchange agent are under any duty to give notification of defects or irregularities with respect to the tenders of the old notes for exchange. If you are the beneficial holder of old notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offer, you should promptly contact the person through whom your old notes are held and instruct that person to tender on your behalf.

Broker-dealers may become subject to the registration and prospectus delivery requirements of the Securities Act and any profit on the resale of the exchange notes may be deemed to be underwriting compensation under the Securities Act.

Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for old notes which it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

If you do not exchange your old notes, they may be difficult to resell.

It may be difficult for you to sell old notes that are not exchanged in the exchange offer, since any old notes not exchanged will continue to be subject to the restrictions on transfer described in the legend on the global security representing the outstanding old notes. These restrictions on transfer exist because we issued the old notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Generally, the old notes that are not exchanged for exchange notes will remain restricted securities. Accordingly, those old notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

USE OF PROCEEDS

We will not receive cash proceeds from the issuance of the exchange notes under the exchange offer. In consideration for issuing the exchange notes in exchange for old notes as described in this prospectus, we will receive old notes of equal principal amount. The old notes surrendered in exchange for the exchange notes will be retired and cancelled.

DESCRIPTION OF THE EXCHANGE NOTES

As used below, the terms “we,” “us,” “our,” the “Company” and “Holdings” refer only to Sears Holdings Corporation and not to any of its Subsidiaries. The definitions of certain capitalized terms used in this Description of the Exchange Notes are set forth below under “— Certain Definitions.”

General

The old notes were, and the exchange notes will be, issued under an indenture, dated as of October 12, 2010, among Sears Holdings Corporation, as Issuer, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee and collateral agent (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 5, 2011, by and among Sears Holdings Corporation, the Guarantors (as defined in the Indenture), Private Brands, Ltd., and the Trustee (the “Indenture”). Except as described below under “Release of Collateral”, the Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.

The following is a summary of the material terms and provisions of the notes, the Indenture and the Security Documents. However, this summary does not purport to be a complete description of the notes, the Indenture or the Security Documents and is subject to the detailed provisions of, and qualified in its entirety by reference to, the notes, the Indenture and the Security Documents, copies of which are available from the Company upon request. We urge you to read the notes, the Indenture and the Security Documents carefully because they, and not the following description, will govern your rights as a holder of the notes.

Maturity, Interest, Form and Denomination

The old notes were issued in an original aggregate principal amount of $1,250,000,000, including $250,000,000 aggregate principal amount of notes sold to the Company’s domestic pension plan. The notes will mature on October 15, 2018 and will bear interest at the rate of 6 5/8% per year.

Interest on the notes is payable semiannually in arrears on April 15 and October 15 of each year commencing on April 15, 2011 in the case of the old notes and October 15, 2011 in the case of the exchange notes to holders of record of the notes on the preceding April 1 and October 1, respectively. If an interest payment date falls on a day that is not a business day, interest is payable on the next succeeding business day with the same force and effect as if made on such interest payment date. Interest on the notes is calculated on the basis of a 360-day year of twelve 30-day months.

The notes will be issued only in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess of that amount. The registered holder of a note will be treated as the owner of such note for all purposes of the Indenture.

Further Issuances of Notes

We may, from time to time, without the consent of the existing holders of the notes, issue additional notes (“Additional Notes”) under the Indenture having the same terms as the notes in all respects, except for the issue date, the issue price and the initial interest payment date to the extent permitted under “— Certain Covenants — Limitation on Liens.” Any such Additional Notes will be consolidated with and form a single series with the notes for all purposes of the Indenture.

Ranking

The notes are our senior secured obligations and:

•	rank equally in right of payment with all our other senior indebtedness from time to time outstanding;

•	rank senior in right of payment to any of our future indebtedness, if any, from time to time outstanding that is expressly subordinated to the notes;

•

rank effectively junior to all of our secured indebtedness, from time to time outstanding, that is secured by a lien on assets other than the Collateral or by a lien on the Collateral ranking prior to the lien on the Collateral securing the notes, including our guarantee of the indebtedness under the Credit Agreement and our obligations in respect of certain banking and cash management arrangements, in each case, to the extent of the value of the collateral securing such indebtedness;

•	rank effectively senior to all of our unsecured indebtedness, to the extent of the value of the notes’ security interest in the Collateral owned by us;

•	rank effectively junior to all indebtedness and liabilities of our Subsidiaries that are not Subsidiary Guarantors to the extent of the value of such Subsidiaries; and

•	are guaranteed by the Subsidiary Guarantors on a senior secured basis as described below under “— Subsidiary Guarantees.”

Each Subsidiary Guarantee is the senior secured obligation of the applicable Subsidiary Guarantor and:

•	ranks equally in right of payment with all other senior indebtedness of such Subsidiary Guarantor from time to time outstanding;

•

ranks senior in right of payment to any future indebtedness, if any, of such Subsidiary Guarantor from time to time outstanding that is expressly subordinated to such Subsidiary Guarantor’s Subsidiary Guarantee;

•

ranks effectively junior to all of such Subsidiary Guarantor’s secured indebtedness, from time to time outstanding, that is secured by a lien on assets other than the Collateral or by a lien on the Collateral ranking prior to the lien on the Collateral securing the notes, including such Subsidiary Guarantor’s indebtedness, or guarantee of indebtedness, under our Credit Agreement and our obligations in respect of certain banking and cash management arrangements, in each case, to the extent of the value of the collateral of such Subsidiary Guarantor securing such indebtedness; and

•

ranks effectively senior to all of the unsecured indebtedness of the Subsidiary Guarantors, to the extent of the value of the notes’ security interest in the Collateral owned by the Subsidiary Guarantors.

Subsidiary Guarantees

The notes are guaranteed (each such guarantee being referred to as a “Subsidiary Guarantee”) on a joint and several, senior secured basis by each of our Domestic Subsidiaries that is a borrower under, or a guarantor of, our Credit Agreement (each such Subsidiary being referred to as a “Subsidiary Guarantor”). Additional Domestic Subsidiaries will be required to become Subsidiary Guarantors to the extent set forth below under “— Certain Covenants — Additional Subsidiary Guarantees.” Each Subsidiary Guarantee provides that the obligations of the applicable Subsidiary Guarantor thereunder will be limited to the extent necessary to prevent such obligations from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

The Indenture provides that the Subsidiary Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released:

•

in the event of a sale or other transfer of Equity Interests in such Subsidiary Guarantor or dissolution of such Subsidiary Guarantor in compliance with the terms of the Indenture following which such Subsidiary Guarantor ceases to be a Subsidiary;

•

upon such Subsidiary Guarantor ceasing to be a borrower or guarantor under any Credit Agreement and our delivery of an officer’s certificate to the Trustee requesting the release and an opinion of counsel; or

•	in connection with a satisfaction and discharge or defeasance of the Indenture in accordance with the provisions described below.

Security

The obligations of the Company with respect to the notes, the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees, and the performance of all other obligations of the Company and the Subsidiary Guarantors under or relating to the Indenture are, subject to Permitted Liens and the terms of the Intercreditor Agreement, secured by security interests in the following assets of the Company and the Subsidiary Guarantors, in each case whether now owned or hereafter acquired (the “Collateral”):

•	all Credit Card Accounts Receivable;

•	all Chattel Paper (as defined in the UCC) relating to Credit Card Accounts Receivable;

•	all Instruments (as defined in the UCC) relating to Credit Card Accounts Receivable;

•	all Inventory;

•	all documents relating to the Inventory;

•	all books and records pertaining to the Collateral; and

•

to the extent not otherwise included, all Proceeds (as defined in the UCC), insurance claims, Supporting Obligations (as defined in the UCC) and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

The Collateral is pledged pursuant to a security agreement (the “Security Agreement”) by and among the Company, the Subsidiary Guarantors and the Trustee, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) or other grants or transfers for security executed and delivered by the Company or the applicable Subsidiary Guarantor to the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the holders of the notes. The Collateral does not include certain pharmacy receivables, prescription lists and deposit accounts that are currently pledged as collateral under our Credit Agreement.

To the extent any Pari Passu Junior Lien Obligations are secured by the Security Agreement, the Security Agreement provides that enforcement of the Liens on the Collateral shall, subject to the Intercreditor Agreement, be in accordance with instructions from the holders of a majority in aggregate principal amount of the notes and such Pari Passu Junior Lien Obligations voting as a single class (subject to the Collateral Agent’s right to require indemnity from such Persons prior to taking any enforcement action) and that proceeds of Collateral received upon enforcement or in connection with any insolvency or liquidation proceeding shall, subject to the Intercreditor Agreement and following payment of all compensation and expenses (including the fees and expenses of counsel and experts) of the Collateral Agent in its capacity as such, of the Trustee in its capacity as such and of any agent for the holders of Pari Passu Junior Lien Obligations in its capacity as such, be paid to the Trustee and the agent(s) for the holders of Pari Passu Junior Lien Obligations on a pro rata basis (based on the amount of obligations owing under the Indenture and the agreements governing such Pari Passu Junior Lien Obligations).

Use of Collateral

Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have commenced enforcement of remedies under the Security Documents, the Company will have the right to remain in possession and retain exclusive control of the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income thereon.

Release of Collateral

The Indenture and the Security Documents provide that the Liens on the Collateral pursuant to the Security Documents will automatically and without the need for any further action by any Person be released under any of the following circumstances:

•	as to any property, or portion thereof, subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

•	in whole upon:

•	a satisfaction and discharge of the Indenture as set forth below under “— Satisfaction and Discharge”; or

•

a defeasance of the Indenture as set forth below under “— Defeasance — Defeasance and Discharge” or a defeasance of certain provisions of the Indenture in accordance with “— Defeasance — Defeasance of Certain Covenants”;

•

as to any property that (a) is sold, transferred or otherwise disposed of by the Company or any Subsidiary Guarantor (other than to the Company or another Subsidiary Guarantor) in a transaction not prohibited by the Indenture at the time of such transfer or disposition or (b) is owned or at any time acquired by a Subsidiary Guarantor that has been released from its Subsidiary Guarantee, concurrently with the release of such Subsidiary Guarantee;

•	in accordance with the applicable provisions of the Intercreditor Agreement;

•	as described under “— Modification of the Indenture” below; and

•	upon the occurrence of a Fall-Away Event.

To the extent applicable, the Company will comply with Section 314(a) of the TIA, relating to reports, and, following qualification of the Indenture under the TIA (if required), Section 314(d) of the TIA, relating to the release of property and to the substitution therefor of any property to be pledged as Collateral for the notes. Any certificate or opinion required by Section 314(d) of the TIA may be made by an officer of the Company except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert we appoint, who shall be approved by the Trustee.

Certain Limitations on the Collateral

Perfection of Liens

Apart from the filing of UCC-1 financing statements, the Company and the Subsidiary Guarantors are required by the Security Documents and the Indenture to take only limited actions to perfect the security interest of the Collateral Agent in the Collateral. To the extent the security interest of the Collateral Agent is not perfected under applicable law in any item of Collateral, such security interest will generally be unenforceable against third parties, and neither the Company, any Subsidiary Guarantor, the Trustee or the Collateral Agent shall have any responsibility therefor.

Certain Bankruptcy Limitations

In addition to the restrictions set forth in the Intercreditor Agreement, the right of the Collateral Agent to take possession and dispose of the Collateral following an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or the Subsidiary Guarantors prior to the Collateral Agent having taken possession and disposed of the Collateral. Under the U.S. Bankruptcy Code, a secured creditor is prohibited from taking its security from a debtor in a bankruptcy case, or from disposing of security taken from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments; provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, or whether or to what extent holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.”

Furthermore, in the event a bankruptcy court determines the value of the Collateral (after taking into account the prior claims relating to First Lien Obligations) is not sufficient to repay all amounts due on the notes and any other Pari Passu Junior Lien Obligations, the holders of the notes and such other Pari Passu Junior Lien Obligations would hold secured claims to the extent of the remaining value of the Collateral, and would hold unsecured claims with respect to any shortfall. Applicable federal bankruptcy laws do not permit the payment and/or accrual of post-petition interest, costs and attorneys’ fees during a debtor’s bankruptcy case unless the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if the Company or any Subsidiary Guarantor were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.

Intercreditor Agreement

The Collateral Agent, on behalf of the Trustee, the holders of notes and the holders of any Pari Passu Junior Lien Obligations for which the Collateral Agent serves as collateral agent under the Security Agreement, the co-collateral agents under the Credit Agreement (collectively, the “Credit Agreement Collateral Agent”), on behalf of the holders of the obligations under the Credit Agreement and obligations under certain banking and cash management arrangements secured with such Credit Agreement obligations (collectively, the “Credit Agreement Obligations”), the Company and the Subsidiary Guarantors have entered into an intercreditor agreement, dated as of October 12, 2010 and may enter into one or more additional intercreditor agreements (collectively, the “Intercreditor Agreement”), that set forth the relative priority of the Liens securing the First Lien Obligations and the Liens securing the obligations under the notes and the Indenture (the “Notes Obligations”) and any Pari Passu Junior Lien Obligations, as well as certain other rights, priorities and interests of the holders of the First Lien Obligations, the holders of the notes and the holders of any Pari Passu Junior Lien Obligations.

The Intercreditor Agreement provides, among other things:

•

Lien Priority. Notwithstanding the time, order or method of grant, creation, attachment or perfection of any Liens securing any First Lien Obligations (the “Credit Agreement Liens”), or the Liens securing the notes and any Pari Passu Junior Lien Obligations (together, the “Note Liens”) (or the enforceability of any such Liens or Obligations), the Credit Agreement Liens on the Collateral will rank senior to any Note Liens on the Collateral. To the extent the Collateral Agent obtains any Note Liens on any assets of the Company or any Subsidiary Guarantor that are not subject to the Credit Agreement Liens, such assets shall be treated as being subject to Credit Agreement Liens for purposes of the Intercreditor Agreement.

•

Prohibition on Contesting Liens and Obligations. No holder of any note or Pari Passu Junior Lien Obligations may contest the validity or enforceability of the Credit Agreement Liens and no holder of any First Lien Obligations may contest the validity or enforceability of the Note Liens.

•

Exercise of Remedies and Release of Liens. Until the payment and discharge in full in cash of the First Lien Obligations and the termination of the obligations of the lenders under the Credit Agreement to extend credit to the Company or any of the Subsidiary Guarantors (the “Discharge of First Lien

Obligations”), the First Lien Collateral Agent will have the sole power to exercise remedies against the Collateral (subject to the right of the Collateral Agent and the holders of notes and Pari Passu Junior Lien Obligations to take limited protective measures with respect to the Note Liens) and to foreclose upon and dispose of the Collateral. Upon (i) any private or public sale of Collateral taken in connection with the exercise of remedies by the First Lien Collateral Agent or (ii) any sale of the Collateral permitted by the Credit Agreement or consented to by the holders of First Lien Obligations, in each case, which results in the release of the Credit Agreement Lien on such item of Collateral, the Note Lien on such item of Collateral will be automatically released.

•

Application of Proceeds and Turn-Over Provisions. In connection with any enforcement action with respect to the Collateral or any insolvency or liquidation proceeding, all proceeds of Collateral will first be applied to the repayment of all First Lien Obligations, as applicable, before being applied to any obligations under the notes or any Pari Passu Junior Lien Obligations. If any holder of a note or of Pari Passu Junior Lien Obligations receives any proceeds of Collateral in contravention of the foregoing, such proceeds will be turned over to the First Lien Collateral Agent, for application in accordance with the foregoing.

•

Amendment and Refinancings. The First Lien Obligations, the Notes Obligations and any Pari Passu Junior Lien Obligations may be amended or refinanced (so long as, in the case of a refinancing of the notes or any Pari Passu Junior Lien Obligations, such refinancing does not result in the obtaining of any Lien on assets not subject to the Credit Agreement Liens or otherwise contravene the terms of the Intercreditor Agreement) subject to continuing rights and obligations of the holders of such refinancing indebtedness under the Intercreditor Agreement.

•	Certain Matters in Connection with Liquidation and Insolvency Proceedings.

•

Debtor-in-Possession Financings. In connection with any insolvency or liquidation proceeding of the Company or any Subsidiary Guarantor, the First Lien Collateral Agent or holders of First Lien Obligations may consent to debtor-in-possession financings secured by a Lien on the Collateral ranking prior to the Note Lien on such Collateral (so long as any such Lien ranks equally with or prior to the Credit Agreement Lien on such Collateral) or to the use of cash collateral constituting proceeds of the Collateral without the consent of any holder of a note or Pari Passu Junior Lien Obligations, and no holder of a note or Pari Passu Junior Lien Obligations shall be entitled to object to such use of cash collateral or debtor-in-possession financing or to seek “adequate protection” in connection therewith; provided that, to the extent that the holders of First Lien Obligations are granted any additional Liens on any assets of the Company or any Subsidiary Guarantor in any insolvency or liquidation proceeding, the holders of notes and the holders of Pari Passu Junior Lien Obligations will be entitled to seek a Lien on such additional assets, which Lien shall be junior to the Liens on such assets securing the First Lien Obligations to the same extent as is applicable to the Note Liens (however, the obtaining of any such Lien shall not be a condition to the obligations of the holders of notes as provided above). Additionally, the holders of notes and the holders of Pari Passu Junior Lien Obligations are prohibited by the Intercreditor Agreement from offering debtor-in-possession financings that would compete with debtor-in-possession financings supported by the holders of First Lien Obligations.

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Relief from Automatic Stay; Bankruptcy Sales and Post-Petition Interest. No holder of a note or any Pari Passu Junior Lien Obligations may, prior to the Discharge of First Lien Obligations, (x) seek relief from the automatic stay with respect to any Collateral, (y) object to any sale of any Collateral in any insolvency or liquidation proceeding which has been consented to by the First Lien Collateral Agent (provided that the Credit Agreement Liens and the Note Liens attach to the proceeds of such sale with the priority set forth in the Intercreditor Agreement) or (z) object to any claim of any holder of First Lien Obligations to post-petition interest, fees or expenses constituting First Lien Obligations. No holder of a note or any Pari Passu Junior Lien Obligations may oppose any request by the holders of First Lien Obligations for adequate protection or any objection by the holders of the First Lien Obligations to any motion on the basis of a lack of adequate protection for the Credit Agreement Liens.

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Plans of Reorganization. The Credit Agreement Collateral Agent, the Collateral Agent and any holder of any First Lien Obligations, notes or Pari Passu Junior Lien Obligations may support any plan of reorganization and file any proof of claim in any insolvency or liquidation proceeding which, in each case, are in accordance with the intercreditor provisions described above.

Optional Redemption

Make-Whole Redemption

The notes are redeemable in whole or in part, at our option, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date at the Treasury Rate, plus 50 basis points, plus accrued interest thereon to the date of redemption.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Change of Control

If a Change of Control Triggering Event occurs with respect to the notes, unless we have exercised our option to redeem such notes as described above, holders of the notes will have the right to require us to make an offer (a “Change of Control Offer”) to each holder of notes with respect to which such Change of Control Triggering Event has occurred to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in the Indenture. In a Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed to holders of the notes, with a copy to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the applicable notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Indenture, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the Indenture by virtue of any such conflict.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person may be uncertain.

Collateral Coverage Offer

If prior to the occurrence of a Fall-Away Event, a Collateral Coverage Event occurs, unless we have exercised our option to redeem such notes as described above, we will be required to make an offer (a “Collateral Coverage Offer”) to each holder of notes to repurchase a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in the Indenture up to an aggregate principal amount of notes for all holders equal to the Collateral Coverage Required Amount. In a Collateral Coverage Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of repurchase (a “Collateral Coverage Event Payment”). Within 30 days following any Collateral Coverage Event, a notice will be mailed to holders of the notes, with a copy to the Trustee, describing the circumstances requiring such Collateral Coverage Offer and offering to repurchase the Collateral Coverage Required Amount of notes on the date specified in the applicable notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Collateral Coverage Payment Date”).

On the Collateral Coverage Payment Date, we will, to the extent lawful:

•

accept for payment all notes or portions of notes properly tendered pursuant to the Collateral Coverage Offer; provided that in the event the aggregate principal amount of notes validly tendered for purchase in a Collateral Coverage Offer exceeds the Collateral Coverage Required Amount for such offer, we will, subject to applicable procedures of the Depositary, accept for payment only the Collateral Coverage Required Amount of notes on a pro rata basis from the holders who have validly tendered their notes in such offer (subject to rounding so that all remaining notes are in a minimum principal amount of $2,000 and in whole multiples of $1,000 in excess thereof);

•	deposit with the paying agent an amount equal to the Collateral Coverage Event Payment in respect of all notes or portions of notes required to be accepted for payment as provided above; and

•

deliver or cause to be delivered to the Trustee the notes accepted for purchase together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Collateral Coverage Event. To the extent that the provisions of any such securities laws or regulations conflict with the Collateral Coverage Offer provisions of the Indenture, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Collateral Coverage Offer provisions of the Indenture by virtue of any such conflict.

Certain Covenants

Limitation on Liens

The Indenture provides that the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon (i) prior to the occurrence of a Fall-Away Event, the Collateral or any proceeds thereof and (ii) from and after the occurrence of a Fall-Away Event, any property or assets of the Company or any of its Restricted Subsidiaries or any proceeds thereof, in each case, to secure indebtedness for borrowed money and whether such assets are owned on the Issue Date or acquired after the Issue Date.

Limitation on Sale and Leaseback Transactions

The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the sale by us or any Restricted Subsidiary of any property more than 180 days following the Company’s or such Restricted Subsidiary’s acquisition of such property, with the intention of taking back a lease of such property (a “Sale and Leaseback Transaction”) unless the terms of such sale or transfer have been determined by the Company’s board of directors to be fair and arm’s-length and either:

(a)	within 12 months after the receipt of the proceeds of the sale or transfer, the Company or any of its Subsidiaries applies an amount equal to the net proceeds of the sale or transfer to the prepayment or retirement of indebtedness (other than any indebtedness that is subordinated to the notes); or

(b)	the Company or such Restricted Subsidiary would be entitled, at the effective date of the sale or transfer, to incur indebtedness secured by a Lien on such property (and such Attributable Debt shall be deemed to be secured by a Lien on such property) in an amount at least equal to the Attributable Debt in respect of the Sale and Leaseback Transaction pursuant to the covenant described under “— Limitation on Liens.”

The foregoing restriction in the paragraph above will not apply to any Sale and Leaseback Transaction (i) for a term of not more than three years including renewals; or (ii) between the Company and a Subsidiary or between Subsidiaries, provided that the lessor is the Company or a wholly owned Subsidiary of the Company.

Additional Subsidiary Guarantees

If, after the Issue Date, any of our Domestic Subsidiaries becomes a Specified Subsidiary, then, we will be required to cause such Specified Subsidiary (unless such Specified Subsidiary is already a Subsidiary Guarantor) to:

(a)	execute and deliver to the Trustee a supplemental indenture pursuant to which such Specified Subsidiary shall unconditionally guarantee all of our obligations under the notes and the Indenture and, unless a Fall-Away Event has occurred, enter into joinders to the Security Documents to grant the Collateral Agent a Lien on the assets of such Subsidiary constituting Collateral; and

(b)	deliver to the Trustee one or more opinions of counsel that, subject to customary qualifications, such supplemental indenture and guarantee (i) have been duly authorized, executed and delivered by such Subsidiary and (ii) constitute valid and legally binding obligations of such Subsidiary, enforceable in accordance with their terms.

Limitations on Mergers and Sales of Assets

The Indenture provides that the Company will not consolidate with or merge into another Person, or sell other than for cash or lease all or substantially all our assets to another Person, unless

•

either the Company is the continuing Person or the successor Person (if other than the Company) expressly assumes by supplemental indenture the obligations of the Company under the Indenture and the notes (in which case, except in the case of such a lease, we will be discharged from these obligations); and

•	immediately after the merger, consolidation, sale or lease, no Default shall have occurred and be continuing.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Indenture provides that we will file with the SEC (unless the SEC will not accept such filings) and furnish to the Trustee and the holders of notes all quarterly and annual financial information (including a Management’s Discussion and Analysis of Financial Condition and Results of Operations) that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the notes were registered under the Exchange Act and on or prior to the dates on which such filings with the SEC would be required to be made.

In addition, together with each delivery of quarterly or annual financial information, we will deliver to the Trustee a Collateral Coverage Certificate.

The Company shall also, for so long as any notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise furnishing such information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to the holders of the notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, if the Company is exempt from the requirements of Section 13 or 15(d) of the Exchange Act under Rule 12h-5 of the Exchange Act, the Company shall not be required to file such reports and documents with the SEC under Section 13 or 15(d) of the Exchange Act (or any successor provisions thereto) or provide such annual reports and such information, documents and other reports to the Trustee and the holders of the notes so long as (i) a direct parent entity that guarantees the notes files such annual reports and such information, documents and other reports with the SEC, (ii) such parent entity, the Company and each Subsidiary Guarantor are in compliance with the requirements set forth in Rule 3-10 of Regulation S-X under the Exchange Act and (iii) the Company provides the Trustee and holders of the notes with such annual reports and such information, documents and other reports filed by such parent entity.

Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the Trustee and the holders of the notes if the Company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Defaults

The Indenture provides that each of the following will constitute an “Event of Default”:

•	default for 30 days in payment of interest upon any note;

•	default in payment of principal or premium, if any, on any note when due;

•	default, for 60 days after notice, in the performance of any other covenant in the Indenture;

•	certain events of bankruptcy or insolvency; and

•

any Lien purported to be created by any Security Document on Collateral with a book value in excess of $100 million shall cease to be a valid and enforceable Lien except in accordance with the Security Documents and such failure continues for a period of 30 days after notice.

A Default with respect to notes under the third and fifth bullets above is not an Event of Default until the Trustee (by notice to the Company) or the holders of at least 25% in aggregate principal amount of the outstanding notes (by notice to the Company and the Trustee) gives notice of the Default and the Company does not cure such Default within the time specified in said bullet points after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

If an Event of Default (other than an Event of Default specified under the fourth bullet above) should occur and be continuing, either the Trustee or the holders of 25% in aggregate principal amount of the notes then outstanding may declare the notes due and payable. If an Event of Default specified under the fourth bullet above should occur, the notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. Holders of a majority in aggregate principal amount of the notes then outstanding will be entitled to control certain actions of the Trustee under the Indenture and to waive certain past Defaults. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will not be under any obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the holders of notes, unless one or more of such holders of notes shall have offered to the Trustee reasonable security or indemnity.

If an Event of Default occurs and is continuing, any sums held or received by the Trustee under the Indenture may be applied to reimburse the Trustee for its reasonable compensation and expenses incurred (including the fees and expenses of counsel and experts) prior to any payments to holders of the notes.

The right of any holder of notes to institute an action for any remedy (except such holder’s right to enforce payment of the principal of, and premium, if any, and interest on such holder’s note when due) will be subject to certain conditions precedent, including a written notice to the Trustee by such holder of the occurrence of one or more Events of Default, a request to the Trustee by the holders of not less than 25% in aggregate principal amount of the notes then outstanding to take action and an offer satisfactory to the Trustee of security and indemnity against liabilities incurred by it in so doing.

Satisfaction and Discharge

The Indenture and the guarantees will be discharged and will cease to be of further effect as to all outstanding notes when

(a)	either:

(i)	all the notes that have been authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from this trust) have been delivered to the Trustee for cancellation, or

(ii)

all notes not delivered to the Trustee for cancellation otherwise (x) have become due and payable, (y) will become due and payable, or may be called for redemption, within one year or (z) have been called for redemption pursuant to the provisions described under “ — Optional Redemption,” and, in any case, the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the holders of notes, U.S. legal tender, U.S. government obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of such principal and interest), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness (including all principal and accrued interest) on the notes not theretofore delivered to the Trustee for cancellation,

(b)	we have paid or caused to be paid all other sums payable by us under the Indenture, and

(c)	we have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at maturity or on the date of redemption, as the case may be.

Defeasance

Defeasance and Discharge. The Indenture provides that we will be deemed to have paid and will be discharged from any and all obligations in respect of the notes after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the notes (except for, among other matters, certain obligations to register the transfer or exchange of the notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

(1)	we have deposited with the Trustee, in trust, money and/or U.S. government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient (without consideration of any reinvestment of such principal and interest), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and accrued interest on the notes on the stated maturity of such payments in accordance with the terms of the Indenture and the notes,

(2)	we have delivered to the Trustee either (x) an opinion of counsel to the effect that the beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of our option under this “Defeasance” provision and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a published ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law after the Issue Date to the same effect or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel, and

(3)	immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound.

Defeasance of Certain Covenants. The Indenture further provides that the provisions of the Indenture described herein under “— Change of Control,” “— Collateral Coverage Offer” and all the covenants described herein under “— Certain Covenants” (other than “— Limitations on Mergers and Sales of Assets”) will no longer be in effect, and thereafter any omission to comply with such obligations shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of U.S. legal tender and/or U.S. government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient (without consideration of any reinvestment of such principal and interest), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and accrued interest on the notes on the scheduled maturity of such payments in accordance with the terms of the Indenture and the notes, the satisfaction of the provisions described in clause (3) of the preceding paragraph and the delivery by us to the Trustee of an opinion of counsel to the effect that, among other things, the beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance of certain covenants and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

In the event we exercise our option to omit compliance with certain covenants and provisions of the Indenture with respect to the notes as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of U.S. legal tender and/or U.S. government obligations on deposit with the Trustee will be sufficient to pay amounts due on the notes at the time of their stated maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, we will remain liable for such payments and any Subsidiary Guarantor’s Subsidiary Guarantee with respect to such payments will remain in effect.

Modification of the Indenture

The Indenture contains provisions permitting us, the Subsidiary Guarantors and the Trustee, without the consent of the holders of notes, to amend the Indenture, the notes and the Security Documents to, among other things:

•	issue Additional Notes under the Indenture;

•	cure any ambiguity, omission, defect or inconsistency;

•

provide for the assumption by a successor of the obligations of the Company under the Indenture and the notes, or provide for the assumption by a successor of the obligations of a Subsidiary Guarantor under the Indenture, in each case to the extent otherwise permitted under the Indenture;

•	comply with the terms of the TIA;

•	make changes that are not adverse to the holders of notes;

•	add additional Subsidiary Guarantors (or release additional Subsidiary Guarantors from their Subsidiary Guarantees in accordance with the Indenture) or additional collateral;

•

allow for the addition of Additional First Lien Obligations and Pari Passu Junior Lien Obligations under the Security Documents to the extent not prohibited by the Indenture (including, in the case of Pari Passu Junior Lien Obligations that are not secured by the Security Agreement, to enter into conforming modifications to the Intercreditor Agreement or an additional intercreditor agreement with any collateral agent for the holders of such obligations providing that the Liens of the Collateral Agent and such other collateral agent on any Collateral shall be pari passu and that amounts received in connection with an enforcement of the Note Liens or the Liens securing such Pari Passu Junior Lien Obligations (or received in respect of such Liens in any bankruptcy or insolvency proceeding) shall, after payment of expenses of the Collateral Agent and the collateral agent for each other class of Pari Passu Junior Lien Obligations, be distributed to the Trustee and the agent(s) for the holders of Pari Passu Junior Lien Obligations on a pro rata basis based on the amount of outstanding obligations of each such class); and

•	release Subsidiary Guarantees and/or Collateral as otherwise permitted in the Indenture and the Security Documents,

and, with the consent of the holders of not less than a majority in aggregate principal amount of the notes at the time outstanding, to modify the Indenture, the notes, the Security Documents or any supplemental Indenture or the rights of the holders of the notes; provided that no such modification will

•

extend the fixed maturity of any note, reduce the rate or extend the time of payment of interest thereon, reduce the principal amount thereof or the premium, if any, thereon, reduce the amount of the principal payable on any date, change the coin or currency in which principal of or any premium or interest on any notes are payable or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, without the consent of the holder of each note affected thereby, or

•	reduce the percentage of notes, the consent of the holders of which is required for any such modification without the consent of the holders of all notes then outstanding, or

•	modify without the written consent of the Trustee the rights, duties or immunities of the Trustee.

Additionally, without the consent of holders of at least 75% in aggregate principal amount of the outstanding notes, no such amendment, waiver or modification shall, except as expressly permitted under the Indenture, (i) release all or substantially all of the Collateral from the Note Liens or (ii) release one or more Subsidiary Guarantors from their Subsidiary Guarantees (or otherwise limit the liability of one or more Subsidiary Guarantors with respect to their obligations under their Subsidiary Guarantees) if such release or limitation is in respect of substantially all of the value provided by all Subsidiary Guarantors under the Subsidiary Guarantees.

Concerning the Trustee

Wells Fargo Bank, National Association (the Trustee under the Indenture) has loaned money to us and provided other services to us in the past and it or its affiliates may do so in the future as a part of its regular business. We are required to file annually with the Trustee a statement of an officer as to the fulfillment of our obligations under the Indenture during the preceding year. Neither the Trustee nor the Collateral Agent shall be responsible for or make any representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Liens securing the notes, Subsidiary Guarantees or other Indenture or Security Document obligations. Neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Lien or security interest in the Collateral.

Same-day Settlement and Payment

The notes will trade in the same-day funds settlement system of DTC until maturity or until we issue the notes in certificated form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Book-entry; Delivery and Form; Global Notes

The notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of notes represented by interests in a global note will not be entitled to receive their notes in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).

So long as DTC or its nominee is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, owners of beneficial interests in a global note will not be entitled to receive certificated notes and will not be considered to be the owners or holders of any notes under the global note. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global note will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global note to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of physical certificate of that interest.

All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global note.

Unless and until it is exchanged in whole or in part for certificated notes, each global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC will exchange each global note for certificated notes, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The Indenture provides that, if (1) DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be eligible under the Indenture and we do not appoint a successor depositary within 90 days or (2) an event of default with respect to the notes shall have occurred and be continuing and DTC has requested the issuance of certified notes, the global notes will be exchanged for notes in certificated form of like tenor and of an equal principal amount, in authorized denominations. These certificated notes will be registered in such name or names as DTC shall instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

Euroclear and Clearstream, Luxembourg

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream, Luxembourg,” or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish on a particular day to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Additional First Lien Obligations” means any indebtedness of the Company or any Restricted Subsidiary, other than the Credit Agreement Obligations, that is secured by a Lien on the Collateral ranking contractually prior to the Liens securing the Notes Obligations and that is permitted to be incurred pursuant to clause (2) of the definition of “Permitted Liens”; provided that the representative of such Additional First Lien Obligations executes a joinder agreement to the Intercreditor Agreement (or another intercreditor agreement on terms not less favorable to the holders of notes than the Intercreditor Agreement) agreeing to be bound thereby. At the Company’s option, any indebtedness secured by a Lien permitted by clause (2) of the definition of “Permitted Liens” may be “Additional First Lien Obligations.”

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value discounted at the rate of interest implicit in the terms of the lease (as determined in good faith by the Company) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at our option, be extended).

“Borrowing Base” means, as of any date, the sum of (1) 90% of the book value (calculated in accordance with GAAP) of the accounts receivable of the Company and the Subsidiary Guarantors, on a consolidated basis, on such date and (2) 65% of the book value (calculated in accordance with GAAP) of the inventory of the Company and the Subsidiary Guarantors, on a consolidated basis, on such date.

“Capital Stock” means, as to any Person, the capital stock of such Person of every class, whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such Person.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our Subsidiaries, taken as a whole, to any Person, other than a Permitted Holder, the Company or one of its Subsidiaries; (2) the Company becomes aware of the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person other than a Permitted Holder becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or (4) the adoption of a plan relating to the Company’s liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) we become a direct or indirect wholly owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence or a Permitted Holder) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Collateral Coverage Certificate” means with respect to any annual or quarterly financial statements provided pursuant to “— Certain Covenants — Reports” above, a certificate signed by a financial officer of the Company setting forth an accurate calculation of the Borrowing Base as of the last day of the period covered by such annual or quarterly financial statements, a calculation of the principal amount of outstanding indebtedness on such date that is secured by Liens on the Collateral pursuant to clauses (2) and (3) of the definition of “Permitted Liens” and stating whether or not a Collateral Coverage Event has occurred.

“Collateral Coverage Event” shall be deemed to have occurred prior to a Fall-Away Event, if, as of the last day of any two consecutive fiscal quarters of the Company, the Borrowing Base as of each such day is less than the principal amount of our consolidated indebtedness for borrowed money outstanding on such day that is secured by Liens on the Collateral.

“Collateral Coverage Required Amount” means, with respect to any Collateral Coverage Event, an amount equal to the difference between (a) the principal amount of our consolidated indebtedness for borrowed money that is secured by Liens on the Collateral outstanding on the date of occurrence of such Collateral Coverage Event and (b) the Borrowing Base on such date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Consolidated Net Tangible Assets” means the aggregate amount of our assets (less applicable reserves and other properly deductible items) and our consolidated subsidiaries’ assets after deducting therefrom (a) all current liabilities (excluding current maturities of long-term debt and current maturities under capital leases) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and other like intangibles, all as set forth on our most recent consolidated balance sheet and computed in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (A) was a member of such Board of Directors on the Issue Date or (B) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of May 21, 2009, among the Company, Sears Roebuck Acceptance Corp., Kmart Corporation, the financial institutions party thereto as lenders, Bank of America, N.A., as administrative agent, co-collateral agent and swingline lender, Wells Fargo Retail Finance, LLC, as co-collateral agent, and General Electric Capital Corporation, as co-collateral agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the indebtedness under such agreement or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

“Credit Card Accounts Receivables” means all Accounts (as defined in the UCC) together with all income, payments, and proceeds thereof, owed by a credit card payment processor or an issuer of credit cards to the Company or any Subsidiary Guarantor resulting from charges by a customer of the Company or such Subsidiary Guarantor on credit cards issued by such issuer in connection with the sale of goods by the Company or such Subsidiary Guarantor or services performed by the Company or such Subsidiary Guarantor.

“Default” shall mean an Event of Default or an event that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Domestic Subsidiary” means any of our Subsidiaries which is not a Foreign Subsidiary.

“Equity Interests” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s Capital Stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and any rights (other than debt securities convertible into Equity Interests), warrants or options exchangeable for or convertible into such Equity Interests.

“Fall-Away Event” shall mean the satisfaction of the following conditions on any date following the Issue Date: (i) the Company shall have a corporate family rating of at least Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, (ii) no Default shall have occurred and be continuing on such date, (iii) the Company and its Restricted Subsidiaries shall (after giving effect to the release of the Note Liens and any concurrent release of Liens to occur on such date) have no Liens on any of their assets or properties other than Permitted Liens which are permitted to be outstanding following a Fall-Away Event and (iv) the Company shall have delivered to the Trustee a certificate of an authorized officer certifying that the foregoing conditions are satisfied and requesting that the Note Liens be released.

“First Lien Collateral Agent” means the co-collateral agents under the Credit Agreement, any successor thereto and each Person performing in a similar capacity with respect to any Additional First Lien Obligations.

“First Lien Obligations” means the Credit Agreement Obligations and the Additional First Lien Obligations.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

“Foreign Subsidiary” means any of our Subsidiaries which is not organized under the laws of the United States or any state thereof or the District of Columbia, and any Subsidiary of any such Subsidiary.

“Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint.

“Inventory” means all Inventory (as defined in the UCC).

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by us.

“Issue Date” means October 12, 2010.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Pari Passu Junior Lien Obligations” means any indebtedness of the Company or any Subsidiary Guarantor that is secured by a Lien on the Collateral equally and ratably with the Liens securing the notes and the Subsidiary Guarantees and that is permitted to be incurred pursuant to clause (2) of the definition of “Permitted Liens”; provided that the representative of such Pari Passu Junior Lien Obligations executes a joinder agreement to the Security Agreement and the Intercreditor Agreement or enters into an additional intercreditor agreement with the Collateral Agent providing that any amounts received in respect of the Collateral in connection with an enforcement of the Note Liens or the Liens securing such Pari Passu Junior Lien Obligations (or received in respect of such Liens in any bankruptcy or insolvency proceeding) shall, subject to the Intercreditor Agreement, after payment of expenses of the Collateral Agent and the collateral agent for each other class of Pari Passu Junior Lien Obligations, be distributed to the Trustee and each other agent for the holders of Pari Passu Junior Lien Obligations on a pro rata basis based on the amount of outstanding obligations of each such class. At the Company’s option, any indebtedness secured by a Lien permitted by clause (2) of the definition of “Permitted Liens” may be Pari Passu Junior Lien Obligations.

“Permitted Holders” means (i) ESL Investments, Inc. and its affiliates, (ii) any group (as defined in Rule 13d-3 under the Exchange Act) of which ESL Investments, Inc. or an affiliate of ESL Investments, Inc. is a member so long as ESL Investments, Inc. and its affiliates own a majority of our Voting Stock owned by all members of such group and (iii) to the extent a Change of Control Triggering Event has occurred and a Change of Control Offer completed, any Person whose acquisition of our Voting Stock caused such Change of Control Triggering Event and an affiliate of such Person.

“Permitted Liens” means the following types of Liens:

(1)	Liens existing as of the Issue Date (other than Liens securing indebtedness under the Credit Agreement);

(2)	prior to the occurrence of a Fall-Away Event, Liens on the Collateral securing indebtedness (including indebtedness under the Credit Agreement) in an aggregate outstanding principal amount not to exceed an amount equal to the Borrowing Base (measured as of the end of the calendar month most recently ended prior to the date of any applicable incurrence of indebtedness) less the outstanding principal amount of notes outstanding at such time, other than Additional Notes; provided that for purposes of this clause (2), Liens on Collateral securing (a) indebtedness under the Credit Agreement in a principal amount not to exceed $2.45 billion shall be deemed to be Permitted Liens and (b) indebtedness under any other revolving credit facility shall be deemed to be Permitted Liens; provided, in the case of this clause (b), on the date firm commitments under such revolving credit facility are received by the Company and its Restricted Subsidiaries, indebtedness secured by Liens on the Collateral in the full amount of all firm commitments under each then existing revolving credit facility secured by Liens on the Collateral in reliance on this clause (2) (including commitments then outstanding under the Credit Agreement, if any) could have been incurred under this clause (2) had the full amount of such firm commitments been funded on such date;

(3)	Liens securing the notes and the Subsidiary Guarantees issued on the Issue Date (and any registered exchange notes and related guarantees issued in exchange therefore);

(4)	Liens of the Company or a Subsidiary of the Company on assets of any Subsidiary of the Company;

(5)	Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(6)	statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, maritime and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(7)	Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations or to secure or which results from required payments or deposits in connection with litigation (in each case, exclusive of obligations for the payment of borrowed money);

(8)	judgment Liens so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(9)	easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(10)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(11)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(12)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

(13)	Liens securing indebtedness incurred to finance the purchase price or cost of construction of fixed or capital assets (or additions, substantial repairs, alterations or substantial improvements thereto) or of equity interests in a third party, provided that (x) such Liens and the indebtedness secured thereby are incurred within twelve months of the later of acquisition or completion of construction (or addition, repair, alteration or improvement) and full operation thereof and (y) such Liens extend only to the assets the acquisition, construction, repair, replacement or improvement of which is financed thereby or, in the case of an acquisition of equity interests in a third party which becomes a Subsidiary as a result of such acquisition, the assets owned by such third party;

(14)	Liens on the assets, property or Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided, further, that such Liens do not extend to any property owned by the Company or any other Restricted Subsidiary;

(15)	Liens on assets or property existing at the time the Company or a Restricted Subsidiary acquired such assets or property, including by means of merger, amalgamation or consolidation with or into the Company or a Restricted Subsidiary; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided, further, that such Liens do not extend to any other property owned by the Company or any Restricted Subsidiary;

(16)	Liens to secure obligations in respect of Cash Management Services and Bank Products (each as defined in the Credit Agreement); and

(17)	from and after the occurrence of a Fall-Away Event, other Liens on our property and the property of our subsidiaries securing indebtedness having an aggregate principal amount not to exceed, as of any date of incurrence of such secured indebtedness pursuant to this clause and after giving effect to such incurrence and the application of the proceeds therefrom, 15% of our Consolidated Net Tangible Assets as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to the covenant described above under “— Certain Covenants — Reports.”

“Person” means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity, or a government or political subdivision or agency thereof.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available, at our sole option, a “nationally recognized statistical rating organization” as defined in Section 3 of the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

“Ratings Event” means that the rating on the notes is lowered by at least two of the three Rating Agencies and the notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies (it being understood that for purposes of this definition if fewer than three Rating Agencies maintain ratings of the notes at the time of a Change of Control, the notes will be deemed for purposes of this definition to have been downgraded in connection with such Change of Control (prior to any actual downgrades) by a number of Rating Agencies equal to the excess of 3 over the number of Ratings Agencies that maintain ratings of the notes at such time), on any day during the period (which period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“Reference Treasury Dealers” means (1) Banc of America Securities LLC and its successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer (a “Primary Treasury Dealer”), we shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer, and (2) two other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

“Registration Rights Agreement” means the registration rights agreement dated as of the Issue Date among the Company, the Subsidiary Guarantors and the Initial Purchasers relating to the registration of the notes with the SEC.

“Restricted Subsidiary” means each Domestic Subsidiary of the Company other than Orchard Supply Hardware Stores Corporation and its Subsidiaries.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Security Documents” means the Security Agreement, the Intercreditor Agreement and each other document entered into to grant a security interest in the Collateral to the Collateral Agent for the benefit of the holders of notes.

“Specified Subsidiary” means any wholly owned Restricted Subsidiary with Credit Card Accounts Receivable (for purposes of such definition, substituting the words “Domestic Subsidiary” for “Subsidiary Guarantor” in each instance where such term is used) and Inventory the combined book value of which exceeds $100 million and which has incurred indebtedness for money borrowed in excess of $100 million.

“Subsidiary” means a corporation, a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by us or by one or more other Subsidiaries, or by us and one or more other Subsidiaries.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to a maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Voting Stock” means, with respect to any specified Person as of any date, the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors or comparable governing body of such Person.

EXCHANGE OFFER

In connection with the issuance of the old notes on October 12, 2010, we entered into a registration rights agreement with the initial purchasers, which provides for the exchange offer. The exchange offer will permit eligible holders of notes to exchange the old notes for the exchange notes that are identical in all material respects with the old notes, except that:

•	the exchange notes will have been registered under the U.S. federal securities laws and will not bear any legend restricting their transfer;

•	the exchange notes will bear a different CUSIP number from the old notes;

•	the exchange notes generally will not be subject to transfer restrictions or entitled to registration rights; and

•

the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions for an increase in the interest rate on the old notes in some circumstances relating to the timing of the exchange offer.

The exchange notes will evidence the same debt as the old notes. Holders of exchange notes will be entitled to the benefits of the indenture.

The following summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement. You should refer to the exhibits that are a part of the registration statement (of which this prospectus is a part) for a copy of the registration rights agreement. See “Where You Can Find More Information.”

General

We are making the exchange offer to comply with our contractual obligations under the registration rights agreement. Except under limited circumstances, upon completion of the exchange offer, our obligations with respect to the registration of the old notes will terminate.

We agreed, pursuant to the registration rights agreement, to use our commercially reasonable efforts to:

•	cause to be filed, no later than 300 days (or if such 300th day is not a business day, the next succeeding business day) after October 12, 2010, an exchange offer registration statement with the SEC;

•	cause the exchange offer registration statement to be declared effective under the Securities Act;

•

consummate the exchange offer on the earliest practicable date after the exchange offer registration statement has become effective, but in no event later than 365 days after October 12, 2010 (or if such 365th day is not a business day, the next succeeding business day); and

•

keep the exchange offer registration statement effective for resales of the exchange notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities for a period ending on the earlier of (i) 45 days from the date on which the registration statement is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

We will keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the old notes. For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive an exchange note having a principal amount equal to that of the surrendered old note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange thereof or, if no interest has been paid on the old note, from the date of its original issue.

In connection with the issuance of the old notes, we have arranged for the old notes to be issued in the form of global notes through the facilities of DTC acting as depositary. The exchange notes will also be issued in the form of global notes registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC.

Holders of old notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. Old notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, including accrual of interest, but, subject to limited exceptions, will not be entitled to any registration rights under the applicable registration rights agreement. See “— Consequences of Failure to Tender.”

We will be deemed to have accepted validly tendered old notes when and if we have given written notice to the exchange agent of our acceptance. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return the certificates for any unaccepted old notes, at our expense, to the tendering holder promptly after the expiration of the exchange offer.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of the old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

Eligibility; Transferability

We are making this exchange offer in reliance on interpretations of the staff of the SEC set forth in several no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations, we believe that you, or any other person receiving exchange notes, may offer for resale, resell or otherwise transfer such exchange notes without complying with the registration and prospectus delivery requirements of the U.S. federal securities laws, if:

•	you are, or the person or entity receiving such exchange notes is, acquiring such exchange notes in the ordinary course of business;

•	you are not, nor is any such person or entity, engaged in, or intending to engage in, a distribution of the exchange notes (within the meaning of the Securities Act);

•

you do not, nor does any such person or entity, have an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes (within the meaning of the Securities Act);

•	you are not, nor is any such person or entity, our affiliate as such term is defined under Rule 405 under the Securities Act; and

•	you are not acting on behalf of any person or entity who could not truthfully make these statements.

To participate in the exchange offer, you must represent as the holder of old notes that each of these statements is true.

In addition, each broker-dealer must also (i) represent that it is participating in the exchange offer for its own account and is exchanging old notes acquired as a result of market-making activities or other trading activities, (ii) confirm that it has not entered into any arrangement or understanding with the Company or any affiliate of the Company to distribute the exchange notes and (iii) acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resale of the exchange notes received in exchange for the old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, until the earlier of (i) 45 days from the date on which the registration statement is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will use our commercially reasonable efforts to keep the exchange offer registration statement effective for resales of the exchange notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities.

Any holder of old notes who is our affiliate, who would not acquire the exchange notes in the ordinary course of business, who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or is a broker dealer who purchased the original notes directly from us:

•	will not be able to rely on the interpretation of the staff of the SEC set forth in the no-action letters described above; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the exchange notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

Expiration of the Exchange Offer; Extensions; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on                 , 2011, or the expiration date, unless we extend the exchange offer. To extend the exchange offer, we will notify the exchange agent and each registered holder of any extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right to extend the exchange offer, delay accepting any tendered old notes or, if any of the conditions described below under the heading “— Conditions” have not been satisfied, to terminate the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give written notice of such delay, extension, termination or amendment to the exchange agent.

If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer so that at least five business days remain in the offer following notice of the material change.

If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue any exchange notes for, any old notes, and may terminate or amend the exchange offer before the expiration date, if:

•

we determine that the exchange offer violates any law, statute, rule, regulation or interpretation by the staff of the SEC or any order of any governmental agency or court of competent jurisdiction; or

•

any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer.

The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time prior to the expiration date. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for those old notes, if at any time any stop order is threatened or issued with respect to the registration statement for the exchange offer and the exchange notes or the qualification of the indenture under the Trust Indenture Act of 1939. In any such event, we must use commercially reasonable efforts to obtain the withdrawal of any stop order as soon as practicable.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “— Eligibility; Transferability” and “Plan of Distribution.”

Procedures for Tendering

We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. A holder need not submit a letter of transmittal if the holder tenders old notes in accordance with the procedures mandated by DTC’s ATOP. To tender old notes without submitting a letter of transmittal, the electronic instructions sent to DTC and transmitted to the exchange agent must contain your acknowledgment of receipt of and your agreement to be bound by and to make all of the representations contained in the letter of transmittal. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus.

Only a holder of record of old notes may tender old notes in the exchange offer. To tender in the exchange offer, a holder must comply with all applicable procedures of DTC and either:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

•

in lieu of delivering a letter of transmittal, instruct DTC to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, which computer-generated message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

In addition, either:

•	the exchange agent must receive the old notes along with the letter of transmittal;

•

with respect to the old notes, the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of old notes into the exchange agent’s account at DTC, according to the procedure for book-entry transfer described below; or

•	the holder must comply with the guaranteed delivery procedures described below.

For old notes to be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “— Exchange Agent” before expiration of the exchange offer.

The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of old notes may tender the old notes in the exchange offer. If a holder completing a letter of transmittal tenders less than all of the old notes held by this holder, this tendering holder should fill in the applicable box of the letter of transmittal. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and sole risk of the holder. Instead of delivery by mail, you should use an overnight or hand delivery service. In all cases, you should allow for sufficient time to ensure delivery to the exchange agent before the expiration of the exchange offer. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you. You should not send any note, letter of transmittal or other required document to us.

Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old notes, either:

•	make appropriate arrangements to register ownership of the old notes in the owner’s name; or

•	obtain a properly completed bond power from the registered holder of old notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

If the applicable letter of transmittal is signed by the record holder(s) of the old notes tendered, the signature must correspond with the name(s) written on the face of the old notes without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution. Eligible guarantor institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The signature need not be guaranteed by an eligible guarantor institution if the old notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the old notes, and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will, subject to applicable law, be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until those defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In all cases, we will issue exchange notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	the old notes or a timely book-entry confirmation that the old notes have been transferred into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

Holders should receive copies of the applicable letter of transmittal with the prospectus. A holder may obtain copies of the applicable letter of transmittal for the old notes from the exchange agent at its offices listed under “— Exchange Agent.”

By signing the letter of transmittal, or causing DTC to transmit an agent’s message to the exchange agent, each tendering holder of old notes will, among other things, make the representations in the letter of transmittal described under “— Eligibility; Transferability.”

DTC Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer within three business days after the date of this prospectus.

With respect to the old notes, the exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize the DTC ATOP procedures to tender old notes.

With respect to the old notes, any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent’s account in accordance with DTC’s ATOP procedures for transfer.

However, the exchange for the old notes so tendered will only be made after a book-entry confirmation of such book-entry transfer of old notes into the exchange agent’s account and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering old notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

Guaranteed Delivery Procedures

Holders wishing to tender their old notes but whose old notes are not immediately available or who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent or cannot comply with the applicable procedures described above before expiration of the exchange offer may tender if:

•	the tender is made through an eligible guarantor institution, which is defined above under “— Procedures for Tendering”;

•

before expiration of the exchange offer, the exchange agent receives from the eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent’s message and notice of guaranteed delivery, in each case:

•	setting forth the name and address of the holder and the registered number(s) and the principal amount of old notes tendered;

•	stating that the tender is being made by guaranteed delivery; and

•

guaranteeing that, within three New York Stock Exchange trading days after expiration of the exchange offer, the letter of transmittal, or a facsimile thereof, together with the old notes or a book-entry transfer confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal, or facsimile thereof, as well as all tendered old notes in proper form for transfer or a book-entry transfer confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offer.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time before expiration of the exchange offer.

For a withdrawal to be effective, the exchange agent must receive a computer-generated notice of withdrawal transmitted by DTC on behalf of the holder in accordance with the standard operating procedures of DTC, or a written notice of withdrawal, which may be by telegram, telex, facsimile transmission or letter, at one of the addresses set forth below under “— Exchange Agent.”

Any notice of withdrawal must:

•	specify the name of the person having tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn and principal amount of such notes, or, in the case of notes transferred by book-entry transfer, the name of the account at DTC; and

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the old notes register the transfer of such old notes into the name of the person withdrawing the tender.

If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. We will return any old notes that have been tendered for exchange but that are not exchanged for any reason to their holder without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC, according to the procedures described above, those old notes will be credited to an account maintained with DTC, for old notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under “— Procedures for Tendering” above at any time on or before expiration of the exchange offer.

A holder may obtain a form of the notice of withdrawal from the exchange agent at its offices listed under “— Exchange Agent.”

Exchange Agent

Wells Fargo Bank, National Association, has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery or the notice of withdrawal to the exchange agent addressed as follows:

To: Wells Fargo Bank, National Association (as “Exchange Agent”)

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Building - 12th Floor
P.O. Box 1517	6th St & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

By Facsimile Transmission (for Eligible Institutions Only):

(612) 667-6282

Confirm by Telephone:

(800) 344-5128

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SHOWN ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made electronically through DTC. However, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We may, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the old notes so exchanged;

•	tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

We will record the exchange notes at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offer.

Consequences of Failure to Tender

All untendered old notes will remain subject to the restrictions on transfer provided for in the old notes and in the indenture. Generally, the old notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, such old notes may be resold only:

•	to us (upon redemption thereof or otherwise);

•	pursuant to a registration statement which has been declared effective under the Securities Act;

•

for so long as the old notes are eligible for resale pursuant to Rule l44A, to a person the holder of the old notes and any person acting on its behalf reasonably believes is a “qualified institutional buyer” as defined in Rule l44A, that purchases for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the transfer is being made in reliance on Rule l44A; or

•

pursuant to any other available exemption from the registration requirements of the Securities Act (in which case we and the trustee shall have the right to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to us and the trustee), in each case subject to compliance with any applicable foreign, state or other securities laws.

Upon completion of the exchange offer, due to the restrictions on transfer of the old notes and the absence of such restrictions applicable to the exchange notes, it is likely that the market, if any, for old notes will be relatively less liquid than the market for exchange notes. Consequently, holders of old notes who do not participate in the exchange offer could experience significant diminution in the value of their old notes, compared to the value of the exchange notes. The holders of old notes not tendered will have no further registration rights, except that, under limited circumstances, we may be required to file a shelf registration statement with respect to the old notes.

Information Regarding the Registration Rights Agreement

As noted above, we are effecting the exchange offer to comply with the registration rights agreement. The registration rights agreement requires us to:

•

use our commercially reasonable efforts to cause to be filed a registration statement for the exchange offer with the SEC no later than 300 days after October 12, 2010 and cause the exchange offer to be consummated on the earliest practicable date after the exchange offer registration statement has become effective, but in no event later than 365 days after October 12, 2010; and

•

use our commercially reasonable efforts to file a shelf registration statement for the resale of the old notes under certain circumstances and to cause such registration statement to become effective under the Securities Act.

The requirements described in the first two bullets above under the registration rights agreement will be satisfied when we complete the exchange offer.

In the event that

•	we have not exchanged the exchange notes for all old notes validly tendered in accordance with the terms of the exchange offer on or before the 365th day after October 12, 2010, or,

•

if applicable, a shelf registration statement covering resales of the old notes has not been declared effective by the date required by the registration rights agreement or such shelf registration statement ceases to be effective at any time during the shelf registration period (subject to certain exceptions), then additional interest shall accrue on the principal amount of the old notes at a rate of 0.25% per annum for the first 90-day period immediately following such date and by an additional 0.25% per annum for the subsequent 90-day period, up to a maximum additional rate of 0.50% per annum thereafter, until the exchange offer is completed, the shelf registration statement is declared effective or, if such shelf registration statement ceased to be effective, again becomes effective or until October 12, 2012, unless such period is extended, as described in the registration rights agreement.

Under the registration rights agreement, we have also agreed to cause the exchange offer registration statement to be effective continuously and to keep the exchange offer open for a period of not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer, but in no event less than 20 days after the date on which notice of the exchange offer is mailed to holders of old notes.

Our obligations to register the exchange notes will terminate upon the completion of the exchange offer. However, under certain circumstances specified in the registration rights agreement, we may be required to file a shelf registration statement with respect to the old notes.

This summary includes only the material terms of the registration rights agreement. For a full description, you should refer to the complete copy of the registration rights agreement, which has been filed as an exhibit to the registration statement relating to the exchange offer and the exchange notes. See “Where You Can Find More Information.”

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences relating to the exchange of the old notes for exchange notes in the exchange offer. This summary is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all of as of the date hereof, and all of which are subject to change, possibly on a retroactive basis. We have not sought and will not seek any rulings from the Internal Revenue Service, which we refer to as the “IRS,” with respect to the statements made and the conclusions reached in the following summary, and accordingly, there can be no assurance that the IRS will not successfully challenge the tax consequences described below.

This summary only applies to holders that are original beneficial owners of the old notes, that purchased old notes at their original issue price for cash and that hold such old notes as capital assets within the meaning of Section 1221 of the Code. This summary does not address the tax consequences to subsequent purchasers of the old notes or the exchange notes. It also does not purport to discuss all U.S. federal income tax consequences that may be relevant to a particular holder in light of the holders particular circumstances, nor does it address considerations that may be relevant to a holder that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment; a person that will hold notes as a position in a “straddle,” conversion or other integrated transaction, tax-exempt organization, S-corporation, partnership or other pass-thru entity, or an investor in an S-corporation, partnership or other pass-thru entity; certain former citizens and residents; a person who is liable for the alternative minimum tax; or a person whose “functional currency” is not the U.S. dollar. If an entity that is treated as partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you own an interest in such an entity, you should consult your tax advisor. In addition, this discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any possible applicability of U.S. federal gift or estate tax.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY. YOU ARE ADVISED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE, GIFT OR ALTERNATIVE MINIMUM TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Exchange Offer

The exchange of the old notes for the exchange notes in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon the receipt of exchange notes in the exchange offer, your basis in the exchange notes received in the exchange offer will be the same as your basis in the notes immediately before the exchange, and your holding period in the exchange notes received in the exchange offer will include your holding period in the notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will use commercially reasonable efforts to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period ending on the earlier of (i) 45 days from the date on which the exchange offer registration statement is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Until the earlier of (i) 45 days from the date on which the registration statement is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Pursuant to the registration rights agreement, we have agreed to pay all expenses incident to this exchange offer and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and guarantees offered hereby will be passed upon for us by Wachtell, Lipton, Rosen & Katz in respect of the laws of the State of New York. In rendering its opinion, Wachtell, Lipton, Rosen & Katz will rely upon the opinion of Dykema Gossett PLLC as to all matters governed by the laws of the State of Michigan, Texas or Illinois, the opinions of K&L Gates LLP as to all matters governed by the laws of the Commonwealth of Pennsylvania or the State of Washington or Florida and the opinion of Morris, Nichols, Arsht & Tunnell LLP as to all matters governed by the laws of the State of Delaware.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from Sears Holdings Corporation’s Annual Report (Form 10-K) for fiscal year 2010, and the effectiveness of Sears Holdings Corporation and subsidiaries’ internal control over financial reporting as of January 29, 2011 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$1,000,000,000

SEARS HOLDINGS CORPORATION

Offer to Exchange

6 5/8% Senior Secured Notes due 2018

Registered under the Securities Act

For

A Like Principal Amount of Outstanding 6 5/8% Senior Secured Notes due 2018

PROSPECTUS

                    , 2011

SEARS HOLDINGS CORPORATION

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The Delaware Corporations

Delaware General Corporate Law

Pursuant to the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent a present or former director or officer is successful in the defense of such an action, suit or proceeding, the corporation is required by the DGCL to indemnify such person for actual and reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, and agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

Sears Holdings Corporation

The Restated Certificate of Incorporation of Sears Holdings Corporation (“Holdings”) requires Holdings to indemnify and hold harmless any director or officer of Holdings to the fullest extent permitted by Delaware law, against all expenses, liabilities and losses, including attorney’s fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended, or penalties and amounts to be paid in settlement, reasonably incurred by those persons in connection with any action, suit or proceeding in which they were, are, or have been threatened to be involved by virtue of their service as a director or officer of Holdings or their service at the request of Holdings as a director, officer, employee or agent of, or in any other capacity with respect to, another corporation or a partnership, joint venture, trust or other entity or enterprise, including service with respect to employee benefit plans. In general, Holdings will indemnify such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by the board of directors of Holdings.

In addition, under Holdings’ Restated Certificate of Incorporation, Holdings will pay in advance of the disposition of any action, suit or proceeding, any reasonable expenses incurred by such a director or officer subject to such person, if the DGCL requires, agreeing to repay any such amounts if it is judicially determined that such person is not entitled to be indemnified for such expenses. The indemnification rights conferred by Holdings are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, Holdings’ Restated Certificate of Incorporation or By-Laws, any agreement, vote of stockholders or disinterested directors or otherwise.

California Builder Appliances, Inc.

Article V of the By-Laws of California Builder Appliances, Inc. (“CBA”) requires CBA to indemnify and hold harmless any director or officer of CBA to the fullest extent permitted by Delaware law. CBA is required to indemnify such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by the board of directors of CBA.

Florida Builder Appliances, Inc.

Article VI of the Amended and Restated By-Laws of Florida Builder Appliances, Inc. (“FBA”) requires FBA to indemnify and hold harmless any director or officer of FBA to the fullest extent permitted by Delaware law. FBA is required to indemnify such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by the board of directors of FBA.

Kmart Holding Corporation

Article VII of the Amended and Restated Certificate of Incorporation of Kmart Holding Corporation (“KHC”) requires KHC to indemnify and hold harmless any director or officer of KHC to the fullest extent permitted by Delaware law. KHC is required to indemnify such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by the board of directors of KHC.

Lands’ End, Inc.

Article VI of the By-Laws of Lands’ End, Inc. (“LEI”) requires LEI to indemnify and hold harmless any director or officer of LEI to the fullest extent permitted by Delaware law. LEI is required to indemnify such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by the board of directors of LEI.

Lands’ End Direct Merchants, Inc.

Article V of the By-Laws of Lands’ End Direct Merchants, Inc. (“LEDM”) requires LEDM to indemnify and hold harmless any director or officer of LEDM to the fullest extent permitted by Delaware law. LEDM is required to indemnify such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by the board of directors of LEDM.

Private Brands, Ltd.

Article VI of the By-Laws of Private Brands, Ltd. (“PBL”) requires PBL to indemnify any current or former director or officer of PBL to the fullest extent permitted by Delaware law.

Sears Brands Management Corporation

Neither the Certificate of Incorporation nor the By-laws of Sears Brands Management Corporation contains an indemnification provision.

Sears Holdings Management Corporation

Article VI of the By-Laws of Sears Holdings Management Corporation (“SHMC”) requires SHMC to indemnify and hold harmless any director or officer of SHMC to the fullest extent permitted by Delaware law. SHMC is required to indemnify such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by the board of directors of SHMC.

Sears Roebuck Acceptance Corp.

Article XI of the Amended and Restated Certificate of Incorporation of Sears Roebuck Acceptance Corp. (“SRAC”) requires SRAC to indemnify and hold harmless any director or officer of SRAC to the fullest extent permitted by applicable law.

Sears, Roebuck de Puerto Rico, Inc.

Article XII of the Certificate of Incorporation of Sears, Roebuck de Puerto Rico, Inc. (“SRPR”) requires SRPR to indemnify and hold harmless any director or officer of SRPR in connection with any action, suit or proceeding in which they are made parties by reason of having been directors or officers of SRPR, unless they are adjudged in such action to be liable for negligence or misconduct in the performance of duty.

SOE, Inc.

Article VI of the By-Laws of SOE, Inc. (“SOE”) requires SOE to indemnify and hold harmless any director or officer of SOE to the fullest extent permitted by applicable law. SOE is required to indemnify such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by the board of directors of SOE.

The foregoing statements concerning each of the foregoing entities are subject to the detailed provisions of Section 145 of the DGCL and each entity’s certificate of incorporation or bylaws.

The Delaware Limited Liability Companies

Delaware Limited Liability Company Act

Section 18-303(a) of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

A&E Home Delivery, LLC; A&E Lawn & Garden, LLC; A&E Signature Service, LLC

Section 17 of the Limited Liability Company Agreements of the above companies provides for indemnification, to the full extent permitted by applicable law, by the respective company to the member, any affiliate of the member, any officers, directors, shareholders, partners, employees, representatives and agents of the member or its respective affiliates, and any officer, director, employee and agent of the company or its affiliates for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person by the Limited Liability Company Agreement, except that no such person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of willful misconduct or knowing violation of law not specifically directed by the company with respect to such acts or omissions.

Kmart.com LLC; Sears Authorized Hometown Stores, LLC; MyGofer LLC; Sears Home Appliance Showrooms, LLC; Sears Outlet Stores, L.L.C.; StarWest, LLC

Section 18 of the Limited Liability Company Agreements of the above companies provides for indemnification, to the full extent permitted by applicable law, by the respective company to the member, any affiliate of the member, any officers, directors, shareholders, partners, employees, representatives and agents of the member or its respective affiliates, and any officer, director, employee and agent of the company or its affiliates for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person by the Limited Liability Company Agreement, except that no such person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of willful misconduct or knowing violation of law not specifically directed by the company with respect to such acts or omissions.

The Florida Limited Liability Company

Florida Limited Liability Company Act

Section 608.4229 of the Florida Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement, a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding the foregoing, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such person were material to the cause of action so adjudicated and certain additional requirements are met.

Sears Protection Company (Florida), L.L.C.

Section 17 of the Limited Liability Company Agreement of Sears Protection Company (Florida), L.L.C. provides for indemnification, to the full extent permitted by applicable law, by the company to the member, any affiliate of the member, any officers, directors, shareholders, partners, employees, representatives and agents of the member or its respective affiliates, and any officer, director, employee and agent of the company or its affiliates for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person by the Limited Liability Company Agreement, except that no such person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of willful misconduct or knowing violation of law not specifically directed by the company with respect to such acts or omissions.

The Illinois Corporation

Illinois Business Corporation Act

Section 8.75 of the Illinois Business Corporation Act provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against reasonable expenses (including attorneys’ fees), judgments, fines and settlement payments incurred in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of such corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer or employee of the corporation has been successful in defending any such action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for reasonable expenses (including attorneys’ fees) incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation.

The indemnification provided for by the Illinois Business Corporation Act is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and a corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent against any liabilities asserted against such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the Illinois Business Corporation Act.

Sears Protection Company

Article VI of the By-Laws of Sears Protection Company (“SPC”) requires SPC to indemnify and hold harmless any director or officer of SPC to the fullest extent permitted by applicable law. SPC is required to indemnify such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by the board of directors of SPC.

The Illinois Limited Liability Company

Illinois Limited Liability Company Act

Section 15-7 of the Illinois Limited Liability Company Act provides that a limited liability company shall indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of business of the company or for the preservation of its business or property.

Kmart Stores of Illinois LLC

Article VIII of the Limited Liability Company Agreement of Kmart Stores of Illinois LLC provides for indemnification, to the full extent permitted by applicable law, by the company to the member, managers, any officers, directors, stockholders, partners, employees, representatives and agents of the member, and any officer, employee and agent of the company for any loss, claim, demand, liability, expense, judgment, fine and settlement arising from a claim in which such person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the company or which relates to or arises out of the company or its property, business or affairs, provided such person has not engaged in fraud, willful misconduct, bad faith or gross negligence in respect of the claim.

The Michigan Corporations

Michigan Business Corporation Act

Section 561 of the Michigan Business Corporation Act (the “MBCA”) provides that a Michigan corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative and whether formal or informal), other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 562 of the MBCA provides that a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys’ fees and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The MBCA does not permit indemnification for a claim, issue or matter in which the person has been found liable to the corporation unless application for indemnification is made to, and ordered by, the court conducting the proceeding or another court of competent jurisdiction.

Section 563 of the MBCA provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562 of the MBCA, or in defense of a claim, issue, or matter in the action, suit or proceeding, shall be indemnified by the corporation against actual and reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the action, suit or proceeding, and an action, suit or proceeding brought to enforce this mandatory indemnification.

Kmart Corporation; Kmart of Michigan, Inc.

Article VI of the By-Laws of the above corporations requires the above corporations to indemnify any director or officer to the fullest extent permitted by the MBCA. However, the above corporations are required to indemnify such a director or officer who initiates an action, suit or proceeding only if such action, suit or proceeding was authorized by its board of directors. Each corporation, by action of its board of directors, may provide indemnification to employees and agents to the same or lesser extent as the indemnification of directors and officers.

The New York Corporation

New York Business Corporation Law

Section 721 of the New York Business Corporation Law (the “NYBCL”) provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its shareowners or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained, in fact, a financial profit or other advantage to which he was not legally entitled.

Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of a threatened or pending action which is settled or otherwise disposed of, or any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723 of the NYBCL.

Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized. Sections 722 and 723 of the NYBCL contain certain other miscellaneous provisions affecting the indemnification of directors and officers.

Section 726 of the NYBCL authorizes the purchase and maintenance of insurance to indemnify (i) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (ii) directors and officers in instances in which they may be indemnified by the corporation under the provisions of Article 7 of the NYBCL, and (iii) directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of Article 7 of the NYBCL, provided that the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

Sears, Roebuck and Co.

Article VI of the Restated By-Laws of Sears, Roebuck and Co. (“SRC”) requires SRC to indemnify any director or officer to the fullest extent permitted by applicable law.

The Pennsylvania Corporation

Pennsylvania Business Corporation Law

Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses he or she may incur in connection with a threatened, pending or completed civil, criminal, administrative or investigative proceeding by reason of the fact that he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another enterprise, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless, and only to the extent that, it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending these actions if they are successful on the merits or otherwise in the defense of such actions.

Section 1746 of the PBCL provides that indemnification under the other sections of Subchapter D of the PBCL is not exclusive of other rights that a person seeking indemnification may have under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However, Section 1746 of the PBCL prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Sears Home Improvement Products, Inc.

Article VII of the By-Laws of Sears Home Improvement Products, Inc. (“SHIP”) requires SHIP to indemnify any director or officer to the fullest extent permitted by law.

The Texas Corporation

Texas Business Corporation Act

Article 2.02-1.B of the Texas Business Corporation Act provides that, subject to certain limitations, “a corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section F of this article that the person: (i) conducted himself in good faith; (ii) reasonably believed: (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation’s best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.”

KLC, Inc.

Article VIII of the By-Laws of KLC, Inc. (“KLC”) requires KLC to indemnify any director, advisory director or officer against all judgments, penalties, fines, amounts paid in settlement and reasonable expenses in connection with any proceeding in which such person was a defendant, respondent or witness, by reason, in whole or in part, of serving or having served as director, advisory director or officer.

The Texas Limited Liability Company

Texas Business Organization Code

Section 101.402 of the Texas Business Organizations Code (the “TBOC”), as part of the Texas Limited Liability Company Law, provides that a Texas limited liability company may indemnify a person, pay in advance or reimburse expenses incurred by a person, and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person. For the purposes of Section 101.402 of the TBOC, a person includes a member, manager or officer of a limited liability company or an assignee of a membership interest in the company.

Kmart Stores of Texas LLC

Article VIII of the Limited Liability Company Regulations of Kmart Stores of Texas LLC provides for indemnification, to the full extent permitted by applicable law, by the company to the member, managers, any officers, directors, stockholders, partners, employees, representatives and agents of the member, and any officer, employee, representative and agent of the company for any loss, claim, demand, liability, expense, judgment, fine and settlement arising from a claim in which such person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the company or which relates to or arises out of the company or its property, business or affairs, provided such person has not engaged in fraud, willful misconduct, bad faith or gross negligence in respect of the claim.

The Washington Limited Liability Company

Washington Limited Liability Company Act

Section 25.15.040 of the Washington Limited Liability Company Act (the “WLLCA”) provides that a limited liability company agreement may contain provisions not inconsistent with law that: (a) eliminate or limit the personal liability of a member or manager to the limited liability company or its members for monetary damages for conduct as a member or manager, provided that such provisions shall not eliminate or limit the liability of a member or manager for acts or omissions that involve intentional misconduct or a knowing violation of law by a member or manager, for conduct of the member or manager, violating Section 25.15.235 of the WLLCA (which restricts distributions when a company’s liabilities exceed its assets) or for any transaction from which the member or manager will personally receive a benefit in money, property or services to which the member or manager is not legally entitled; or (b) indemnify any member or manager from and against any judgments, settlements, penalties, fines or expenses incurred in a proceeding to which an individual is a party because he or she is, or was, a member or a manager, provided that no such indemnity shall indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, conduct of the member or manager adjudged to be in violation of Section 25.15.235 of the WLLCA or any transaction with respect to which it was finally adjudged that such member or manager received a benefit in money, property or services to which such member or manager was not legally entitled.

Kmart of Washington LLC

Section 18(c) of the Amended and Restated Limited Liability Company Agreement of Kmart of Washington LLC provides for indemnification, to the full extent permitted by applicable law, by the company to the member, any affiliate of any member and any officers, directors, shareholders, partners, employees, representatives and agents of the member and any affiliate of any member for any loss, claim or damage arising from such person’s act or omission performed or omitted in good faith on behalf of the company in a manner reasonably believed to be within the scope of authority conferred on such person by the company, provided such person has not engaged in willful misconduct or a knowing violation of law not specifically directed by the company.

Item 21. Exhibits

Exhibit No.	Description of Exhibit

3.1	Restated Certificate of Incorporation of Sears Holdings Corporation (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on March 24, 2005)

3.2	Amended and Restated By-Laws of Sears Holdings Corporation (incorporated herein by reference to Exhibit 3.2 to our Current Report on Form 8-K, filed on December 4, 2009)

4.1	Indenture, dated as of October 12, 2010, by and among Sears Holdings Corporation, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and Collateral Agent, governing Sears Holdings Corporation’s 6 5/8% Senior Secured Notes due 2018 (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on October 15, 2010)

4.2	Supplemental Indenture, dated as of April 5, 2011, by and among Sears Holdings Corporation, the Guarantors (as defined in the Indenture), Private Brands, Ltd., and Wells Fargo Bank, National Association, as Trustee and Collateral Agent (incorporated herein by reference to Exhibit 4.2 to our Registration Statement on Form S-3, filed on April 12, 2011)

4.3	Security Agreement, dated as of October 12, 2010, by and among Sears Holdings Corporation and the Guarantors party thereto in favor of Wells Fargo Bank, National Association, as Collateral Agent (incorporated herein by reference to Exhibit 4.2 to our Current Report on Form 8-K, filed on October 15, 2010)

4.4	Intercreditor Agreement, dated as of October 12, 2010, by and among Bank of America, N.A., Wells Fargo Retail Finance, LLC and General Electric Capital Corporation, as ABL Agents, and Wells Fargo Bank, National Association, as Second Lien Agent (incorporated herein by reference to Exhibit 4.3 to our Current Report on Form 8-K, filed on October 15, 2010)

4.5	Registration Rights Agreement, dated as of October 12, 2010, by and among Sears Holdings Corporation, the Guarantors party thereto and Banc of America Securities LLC, in relation to Sears Holdings Corporation’s 6 5/8% Senior Secured Notes due 2018 (incorporated herein by reference to Exhibit 4.4 to our Current Report on Form 8-K, filed on October 15, 2010)

4.6	Registration Rights Agreement, dated as of October 12, 2010, by and among Sears Holdings Corporation, the Guarantors party thereto and Sears Holdings Corporation Investment Committee on behalf of the Sears Holdings Pension Plan and Sears Holdings Pension Trust, in relation to Sears Holdings Corporation’s 6 5/8% Senior Secured Notes due 2018 initially held by the Sears Holdings Pension Plan (incorporated herein by reference to Exhibit 4.5 to our Current Report on Form 8-K, filed on October 15, 2010)

5.1*	Form of Legal Opinion of Wachtell, Lipton, Rosen & Katz

5.2*	Form of Legal Opinion of Dykema Gossett PLLC

5.3*	Form of Legal Opinion of K&L Gates LLP

5.4*	Form of Legal Opinion of K&L Gates LLP

5.5*	Form of Legal Opinion of K&L Gates LLP

5.6*	Form of Legal Opinion of Morris, Nichols, Arsht & Tunnell LLP

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12 to our Annual Report on Form 10-K, filed on March 11, 2011)

23.1*	Form of Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)

23.2*	Form of Consent of Dykema Gossett PLLC (contained in Exhibit 5.2)

Exhibit No.	Description of Exhibit

23.3*	Form of Consent of K&L Gates LLP (contained in Exhibit 5.3)

23.4*	Form of Consent of K&L Gates LLP (contained in Exhibit 5.4)

23.5*	Form of Consent of K&L Gates LLP (contained in Exhibit 5.5)

23.6*	Form of Consent of Morris, Nichols, Arsht & Tunnell LLP (contained in Exhibit 5.6)

23.7**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1**	Power of Attorney

25.1**	Statement of Eligibility of Trustee

99.1**	Form of Letter of Transmittal

99.2**	Form of Notice of Guaranteed Delivery

99.3**	Form of Letter from Sears Holdings Corporation to Brokers, Dealers

99.4**	Form of Letter to Clients

*	filed herewith
**	previously filed

Item 22. Undertakings

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and/or

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each of the undersigned registrants hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Each of the undersigned registrants hereby undertakes that, for purposes of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any of the registrants, pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the corresponding registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each of the undersigned registrants hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

SEARS HOLDINGS CORPORATION

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Senior Vice President, Acting Chief Financial Officer and Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Edward S. Lampert)	Director (Chairman)	May 24, 2011

* (Louis J. D’Ambrosio)	Director, Chief Executive Officer and President (Principal Executive Officer)	May 24, 2011

/s/ William K. Phelan (William K. Phelan)	Senior Vice President, Acting Chief Financial Officer and Controller (Principal Financial Officer) (Principal Accounting Officer)	May 24, 2011

* (W. Bruce Johnson)	Director	May 24, 2011

* (William C. Kunkler III)	Director	May 24, 2011

Signature	Title	Date

* (Steven T. Mnuchin)	Director	May 24, 2011

* (Ann N. Reese)	Director	May 24, 2011

* (Emily Scott)	Director	May 24, 2011

* (Thomas J. Tisch)	Director	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

A&E HOME DELIVERY, LLC A&E LAWN & GARDEN, LLC A&E SIGNATURE SERVICE, LLC SEARS AUTHORIZED HOMETOWN STORES, LLC SEARS HOME APPLIANCE SHOWROOMS, LLC

By: Sears, Roebuck and Co., its Member

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Senior Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Louis J. D’Ambrosio)	Chief Executive Officer and President of Sears, Roebuck and Co. (the member) (Principal Executive Officer)	May 24, 2011

* (Michael D. Collins)	Senior Vice President and Chief Financial Officer of Sears, Roebuck and Co. (the member) (Principal Financial Officer)	May 24, 2011

/s/ William K. Phelan (William K. Phelan)	Director, Senior Vice President and Controller of Sears, Roebuck and Co. (the member) (Principal Accounting Officer)	May 24, 2011

Signature	Title	Date

* (Deidra C. Merriwether)	Director of Sears, Roebuck and Co. (the member)	May 24, 2011

* (Dane A. Drobny)	Director of Sears, Roebuck and Co. (the member)	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

CALIFORNIA BUILDER APPLIANCES, INC.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Daniel A. Post)	President (Principal Executive Officer)	May 24, 2011

* (Karen M. Smathers)	Treasurer (Principal Financial Officer) (Principal Accounting Officer)	May 24, 2011

* (Shawn P. Pauli)	Director	May 24, 2011

* (Todd W. Whitbeck)	Director	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

FLORIDA BUILDER APPLIANCES, INC.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Edward J. Holmes, Jr.)	President (Principal Executive Officer)	May 24, 2011

* (Karen M. Smathers)	Treasurer (Principal Financial Officer) (Principal Accounting Officer)	May 24, 2011

* (Shawn P. Pauli)	Director	May 24, 2011

* (Todd W. Whitbeck)	Director	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

KLC, INC.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Doris D. Collins)	Director, President (Principal Executive Officer)	May 24, 2011

* (Alfred H. Jasser)	Director, Vice President and Treasurer (Principal Financial Officer) (Principal Accounting Officer)	May 24, 2011

* (Lawrence J. Meerschaert)	Director	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

KMART.COM LLC

By: Bluelight.com, Inc., its Member

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William K. Phelan (William K. Phelan)	President of Bluelight.com, Inc. (the member) (Principal Executive Officer)	May 24, 2011

* (Perry N. Weine)	Treasurer of Bluelight.com, Inc. (the member) (Principal Financial Officer) (Principal Accounting Officer)	May 24, 2011

* (Deidra C. Merriwether)	Director of Bluelight.com, Inc. (the member)	May 24, 2011

* (Dane A. Drobny)	Director of Bluelight.com, Inc. (the member)	May 24, 2011

/s/ William K. Phelan (William K. Phelan)	Director of Bluelight.com, Inc. (the member)	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

KMART CORPORATION KMART HOLDING CORPORATION SEARS HOLDINGS MANAGEMENT CORPORATION SEARS, ROEBUCK AND CO.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Senior Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Louis J. D’Ambrosio)	Chief Executive Officer and President (Principal Executive Officer)	May 24, 2011

* (Michael D. Collins)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 24, 2011

/s/ William K. Phelan (William K. Phelan)	Director, Senior Vice President and Controller (Principal Accounting Officer)	May 24, 2011

* (Deidra C. Merriwether)	Director	May 24, 2011

* (Dane A. Drobny)	Director	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

KMART OF MICHIGAN, INC.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Clayton J. Wahl)	President (Principal Executive Officer)	May 24, 2011

* (Lawrence J. Meerschaert)	Treasurer and Secretary (Principal Financial Officer) (Principal Accounting Officer)	May 24, 2011

* (Deidra C. Merriwether)	Director	May 24, 2011

* (Dane A. Drobny)	Director	May 24, 2011

/s/ William K. Phelan (William K. Phelan)	Director	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

KMART OF WASHINGTON LLC
KMART STORES OF ILLINOIS LLC
KMART STORES OF TEXAS LLC
MYGOFER LLC

By: Kmart Corporation, its Member

By:	/s/ William K. Phelan
Name: William K. Phelan
Title: Senior Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Louis J. D’Ambrosio)	Chief Executive Officer and President of Kmart Corporation (the member) (Principal Executive Officer)	May 24, 2011

* (Michael D. Collins)	Senior Vice President and Chief Financial Officer of Kmart Corporation (the member) (Principal Financial Officer)	May 24, 2011

/s/ William K. Phelan (William K. Phelan)	Director, Senior Vice President and Controller of Kmart Corporation (the member) (Principal Accounting Officer)	May 24, 2011

* (Deidra C. Merriwether)	Director of Kmart Corporation (the member)	May 24, 2011

* (Dane A. Drobny)	Director of Kmart Corporation (the member)	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

LANDS’ END DIRECT MERCHANTS, INC.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Mark R. Pickart)	Director, President (Principal Executive Officer)	May 24, 2011

* (Timothy O. Martin)	Director, Treasurer (Principal Financial Officer) (Principal Accounting Officer)	May 24, 2011

* (Karl A. Dahlen)	Director	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

LANDS’ END, INC.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Nicholas P. M. Coe)	Director, President (Principal Executive Officer)	May 24, 2011

* (Timothy O. Martin)	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) (Principal Accounting Officer)	May 24, 2011

* (Dane A. Drobny)	Director	May 24, 2011

/s/ William K. Phelan (William K. Phelan)	Director	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

PRIVATE BRANDS, LTD.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Joseph D. Finney)	President (Principal Executive Officer)	May 24, 2011

* (Alfred H. Jasser)	Treasurer (Principal Financial Officer) (Principal Accounting Officer)	May 24, 2011

* (Joseph D. Finney)	Director	May 24, 2011

/s/ William K. Phelan (William K. Phelan)	Director	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

SEARS BRANDS MANAGEMENT CORPORATION

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Scott J. Freidheim)	Director, President (Principal Executive Officer)	May 24, 2011

* (Karen M. Smathers)	Treasurer (Principal Financial Officer) (Principal Accounting Officer)	May 24, 2011

* (David B. Luczynski)	Director	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

SEARS HOME IMPROVEMENT PRODUCTS, INC.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Stuart C. Reed)	Director, President (Principal Executive Officer)	May 24, 2011

* (Alfred H. Jasser)	Treasurer (Principal Financial Officer) (Principal Accounting Officer)	May 24, 2011

/s/ William K. Phelan (William K. Phelan)	Director	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

SEARS OUTLET STORES, L.L.C.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Jamie M. Brooks)	President (Principal Executive Officer)	May 24, 2011

* (Karen M. Smathers)	Treasurer (Principal Financial Officer) (Principal Accounting Officer)	May 24, 2011

* (Deidra C. Merriwether)	Director	May 24, 2011

* (Dane A. Drobny)	Director	May 24, 2011

/s/ William K. Phelan (William K. Phelan)	Director	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

SEARS PROTECTION COMPANY

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (John T. Pigott)	Director, President (Principal Executive Officer)	May 24, 2011

* (Michael J. Wiest)	Treasurer (Principal Financial Officer) (Principal Accounting Officer)	May 24, 2011

* (Gary L. Mitzner)	Director	May 24, 2011

* (Perry N. Weine)	Director	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

SEARS PROTECTION COMPANY (FLORIDA), L.L.C.

By:	Sears Protection Company, its Member

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (John T. Pigott)	Director, President of Sears Protection Company (the member) (Principal Executive Officer)	May 24, 2011

* (Michael J. Wiest)	Treasurer of Sears Protection Company (the member) (Principal Financial Officer) (Principal Accounting Officer)	May 24, 2011

* (Gary L. Mitzner)	Director of Sears Protection Company (the member)	May 24, 2011

* (Perry N. Weine)	Director of Sears Protection Company (the member)	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

SEARS ROEBUCK ACCEPTANCE CORP.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Karen M. Smathers)	Director, President (Principal Executive Officer)	May 24, 2011

* (Iyohn D. Stokes)	Director, Vice President, Finance and Treasurer (Principal Financial Officer) (Principal Accounting Officer)	May 24, 2011

* (Nancy Houghton-Lynch)	Director	May 24, 2011

* (Alfred H. Jasser)	Director	May 24, 2011

/s/ William K. Phelan (William K. Phelan)	Director	May 24, 2011

* (Perry N. Weine)	Director	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

SEARS ROEBUCK DE PUERTO RICO, INC.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (William T. Seal)	Director, President (Principal Executive Officer)	May 24, 2011

* (Alfred H. Jasser)	Treasurer (Principal Financial Officer)	May 24, 2011

* (Marino Vidal Panelli)	Controller (Principal Accounting Officer)	May 24, 2011

* (Deidra C. Merriwether)	Director	May 24, 2011

* (Jamie M. Brooks)	Director	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

SOE, INC.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Raymond Perez)	President (Principal Executive Officer)	May 24, 2011

* (Karen M. Smathers)	Treasurer (Principal Financial Officer) (Principal Accounting Officer)	May 24, 2011

* (Shawn P. Pauli)	Director	May 24, 2011

* (Todd W. Whitbeck)	Director	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on May 24, 2011.

STARWEST, LLC.

By:	/s/ William K. Phelan
	Name:	William K. Phelan
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (Richard D. Olive)	President (Principal Executive Officer)	May 24, 2011

* (Karen M. Smathers)	Treasurer (Principal Financial Officer) (Principal Accounting Officer)	May 24, 2011

* (Shawn P. Pauli)	Director	May 24, 2011

* (Todd W. Whitbeck)	Director	May 24, 2011

*By:	/s/ William K. Phelan
Name:	William K. Phelan, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Restated Certificate of Incorporation of Sears Holdings Corporation (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on March 24, 2005).

3.2	Amended and Restated By-Laws of Sears Holdings Corporation (incorporated herein by reference to Exhibit 3.2 to our Current Report on Form 8-K, filed on December 4, 2009).

4.1	Indenture, dated as of October 12, 2010, by and among Sears Holdings Corporation, the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and Collateral Agent, governing Sears Holdings Corporation’s 6 5/8% Senior Secured Notes due 2018 (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on October 15, 2010).

4.2	Supplemental Indenture, dated as of April 5, 2011, by and among Sears Holdings Corporation, the Guarantors (as defined in the Indenture), Private Brands, Ltd., and Wells Fargo Bank, National Association, as Trustee and Collateral Agent (incorporated herein by reference to Exhibit 4.2 to our Registration Statement on Form S-3, filed on April 12, 2011)

4.3	Security Agreement, dated as of October 12, 2010, by and among Sears Holdings Corporation and the Guarantors party thereto in favor of Wells Fargo Bank, National Association, as Collateral Agent (incorporated herein by reference to Exhibit 4.2 to our Current Report on Form 8-K, filed on October 15, 2010).

4.4	Intercreditor Agreement, dated as of October 12, 2010, by and among Bank of America, N.A., Wells Fargo Retail Finance, LLC and General Electric Capital Corporation, as ABL Agents, and Wells Fargo Bank, National Association, as Second Lien Agent (incorporated herein by reference to Exhibit 4.3 to our Current Report on Form 8-K, filed on October 15, 2010).

4.5	Registration Rights Agreement, dated as of October 12, 2010, by and among Sears Holdings Corporation, the Guarantors party thereto and Banc of America Securities LLC, in relation to Sears Holdings Corporation’s 6 5/8% Senior Secured Notes due 2018 (incorporated herein by reference to Exhibit 4.4 to our Current Report on Form 8-K, filed on October 15, 2010).

4.6	Registration Rights Agreement, dated as of October 12, 2010, by and among Sears Holdings Corporation, the Guarantors party thereto and Sears Holdings Corporation Investment Committee on behalf of the Sears Holdings Pension Plan and Sears Holdings Pension Trust, in relation to Sears Holdings Corporation’s 6 5/8% Senior Secured Notes due 2018 initially held by the Sears Holdings Pension Plan (incorporated herein by reference to Exhibit 4.5 to our Current Report on Form 8-K, filed on October 15, 2010).

5.1*	Form of Legal Opinion of Wachtell, Lipton, Rosen & Katz

5.2*	Form of Legal Opinion of Dykema Gossett PLLC

5.3*	Form of Legal Opinion of K&L Gates LLP

5.4*	Form of Legal Opinion of K&L Gates LLP

5.5*	Form of Legal Opinion of K&L Gates LLP

5.6*	Form of Legal Opinion of Morris, Nichols, Arsht & Tunnell LLP

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12 to our Annual Report on Form 10-K, filed on March 11, 2011)

23.1*	Form of Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)

23.2*	Form of Consent of Dykema Gossett PLLC (contained in Exhibit 5.2)

23.3*	Form of Consent of K&L Gates LLP (contained in Exhibit 5.3)

Exhibit No.	Description of Exhibit

23.4*	Form of Consent of K&L Gates LLP (contained in Exhibit 5.4)

23.5*	Form of Consent of K&L Gates LLP (contained in Exhibit 5.5)

23.6*	Form of Consent of Morris, Nichols, Arsht & Tunnell LLP (contained in Exhibit 5.6)

23.7**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1**	Power of Attorney

25.1**	Statement of Eligibility of Trustee

99.1**	Form of Letter of Transmittal

99.2**	Form of Notice of Guaranteed Delivery

99.3**	Form of Letter from Sears Holdings Corporation to Brokers, Dealers

99.4**	Form of Letter to Clients

*	filed herewith
**	previously filed